UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2007

Aviation Upgrade Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-27629	23-2426437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14785 Omicron Drive, Suite 104, San Antonio, TX	78245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 677-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.

Section 3 - Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
  Arrangements of Certain Officers
Item 5.06 Change in Shell Company Status

Section 8 - Other Events
Item 8.01 Other Events.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements. The Registrant has based these forward-looking statements on its current expectations and projections about future events. These statements include, but are not limited to:

•	statements as to the anticipated timing of business developments;

•	expectations as to the adequacy of the Registrant’s cash balances to support its operations for specified periods of time and as to the nature and level of cash expenditures; and

•	expectations as to the market opportunities for the Registrant’s products as well as its ability to take advantage of those opportunities.

These statements may be found in the sections of this Form 8-K entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Business,” as well as in this Form 8-K generally. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in “Risk Factors” and elsewhere in this Form 8-K.

In addition, statements that use the terms “can,” “continue,” “could,” “may,” “potential,” “predicts,” “should,” “will,” “believe,” “expect,” “plan,” “intend,” “estimate,” “anticipate,” “scheduled” and similar expressions are intended to identify forward-looking statements. All forward-looking statements in this Form 8-K reflect the Registrant’s current views about future events and are based on assumptions and are subject to risks and uncertainties that could cause its actual results to differ materially from future results expressed or implied by the forward-looking statements. Many of these factors are beyond the Registrant’s ability to control or predict. Forward-looking statements do not guarantee future performance and involve risks and uncertainties. Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties. The risks and uncertainties include, without limitation, those described under “Risk Factors” and those detailed from time to time in Registrant’s filings with the Securities and Exchange Commission (the “Commission”), and include, among others, the following:

•	The Registrant’s limited operating history and ability to continue as a going concern;

•	The Registrant’s ability to successfully develop and commercialize its products;

•	The degree and nature of its competition;

•	The Registrant’s ability to employ and retain qualified employees; and

•
The other factors referenced in this Form 8-K, including, without limitation, under the section entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Business”.

These risks are not exhaustive. Other sections of this Form 8-K may include additional factors which could adversely impact the Registrant’s business and financial performance. Moreover, the Registrant operates in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible to predict all risk factors, nor can the Registrant assess the impact of all factors on its business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are made only as of the date of this Form 8-K. Except for the Registrant’s ongoing obligation to disclose material information as required by federal securities laws, the Registrant does not intend to provide updates concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this Form 8-K. References in this Form 8-K to the “Registrant,” the “Company,” “we,” “our,” and “us” refer to Aviation Upgrade Technologies, Inc., a Nevada corporation and references to OncoVista refer to OncoVista, Inc., a Delaware corporation.

GENERAL

As previously reported in the Registrant’s Current Report on Form 8-K filed with the Commission on October 26, 2007, the Registrant, together with a newly-formed wholly-owned subsidiary thereof incorporated under the laws of the State of Delaware (“Newsub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OncoVista, which set forth the terms and conditions of the merger of Newsub into OncoVista (the “Merger”).

On November 13, 2007, the Registrant completed the Merger as a result of which:

•	Newsub merged into OncoVista, with OncoVista surviving the Merger as a wholly owned subsidiary of the Registrant;

•
each outstanding share of common stock of OncoVista, par value $0.001 per share (the “OncoVista Common Stock”) was exchanged for one share of common stock of the Registrant, par value $0.001 per share (the “Registrant Common Stock”) such that OncoVista shareholders became holders of approximately 95.9% of the issued and outstanding capital stock of the Registrant;

•	all options and warrants exercisable into OncoVista Common Stock became exercisable for shares of Registrant Common Stock;

•	all debt convertible into OncoVista Common Stock became convertible into shares of Registrant Common Stock;

•
all 10,963,851 shares of Registrant Common Stock (or 16,160,430 shares of Registrant Common Stock after giving effect to the forward split that went effective on October 22, 2007) acquired by OncoVista on August 16, 2007 as reported in the Current Report on Form 8-K filed with the Commission on August 22, 2007, were cancelled and became authorized but unissued shares of the Registrant’s common stock;

•
the directors of OncoVista shall become the directors of the Registrant effective upon the tenth day after the filing of Schedule 14-F1 with the Commission and its mailing and dissemination to the Registrant’s shareholders;

•	the officers of OncoVista became the officers of the Registrant.

The Registrant effected such transaction based upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text which is filed as Exhibit 10.1 and incorporated herein by reference.

CHANGE IN SHELL COMPANY STATUS

Upon completion of the Merger, the Registrant ceased its status as a “shell company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the Merger, the Registrant will operate through its wholly-owned subsidiary, OncoVista, and the business of OncoVista has become the sole line of business of the Registrant. Accordingly, the Registrant sets forth below the information, including the information with respect to OncoVista, that would be required if it were filing a general form for registration of securities on Form 10-SB under the Exchange Act, reflecting its common stock the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

BUSINESS

Aviation Upgrade Technologies, Inc.

The Registrant was incorporated in Nevada on January 8, 1999. The Registrant’s Air Alert Valve Cap earned $208,855 in revenues for the year ended December 31, 2006. The Registrant has not been the subject of any bankruptcy filing, receivership or any similar proceeding since its inception. Other than the Merger described above, there has been no reclassification, merger or consolidation since the Registrant’s inception. There has been no purchase or sale of a significant amount of assets that was not in the ordinary course of the Registrant’s business.

In April 2001, the Registrant signed a licensing agreement with Torbjörn Lundqvist (“Lundqvist”), its founder and previous majority shareholder and Chief Executive Officer of the Registrant, for the worldwide marketing rights for an electronic tire valve cap that may be used on airplanes but was designed primarily for automobiles. The product provides early warning of low pressure in tires, which the Registrant believed would lead to safer travel in these vehicles and better fuel efficiency in automobiles. Once the tire is inflated to the appropriate pressure, the initial tightening of the cap onto the valve stem makes the valve cap memorize the tire pressure. If the pressure in the tire drops by more than approximately four pounds per square inch, a red LED light will blink to indicate the need to check the tire pressure. The licensing agreement called for the reimbursement of research and development costs incurred by Mr. Lundqvist and the payment of ongoing costs during the term of the agreement.

As reported in the Current Report on Form 8-K filed with the Commission on August 22, 2007, the license agreement was terminated on August 16, 2007, when OncoVista, Inc acquired from Lundqvist and a number of minority stockholders an aggregate of 10,963,851 shares of Registrant Common Stock (or 16,160,430 shares of Registrant Common Stock after giving effect to the forward split that went effective on October 22, 2007).

OncoVista, Inc.

OncoVista is a biopharmaceutical company engaged in the development and commercialization of targeted cancer therapies both through the acquisition of rights to technologies and drugs from others and through the development of its own proprietary products. OncoVista intends to identify, develop, and rapidly commercialize innovative therapies for safer and more efficacious treatment of cancer. By commercializing its novel therapeutics, OncoVista plans to address a significant share of the U.S. market for cancer therapeutics that Frost and Sullivan currently estimates at $32 billion and expects to grow to $70 billion by 2010. In addition, OncoVista’s proprietary diagnostic technology facilitates stratification of clinical trial patients, as well as quantifies and predicts the response of patients to treatment. OncoVista believes that the development of targeted approaches to the administration of anticancer agents should lead to improved outcomes and/or reduced toxicity.

OncoVista expects to be a major participant in the oncology arena through the successful development and commercialization of innovative therapies which, as a result of their lower toxicity and/or greater efficiency, will increase patient survival rates and enhance patient quality of life. In targeting compounds for acquisition, OncoVista focuses on candidates that have been previously tested in human clinical trials or animal models, as well as technologies that may improve the delivery or targeting of previously tested, and in some cases marketed, anticancer agents. The senior management team of OncoVista and its panel of internationally-recognized clinical advisors have made significant contributions to the development of leading drugs currently used in cancer treatment. Management, in conjunction with its advisors, will evaluate in-licensing candidates based on several criteria, including development and registration strategies to be employed, commercialization opportunities and competitive technologies being developed elsewhere.

OncoVista’s primary therapeutic strategy is based on treating the patient’s tumor(s) with treatments that will be selective based upon specific biochemical characteristics of the cancer cells comprising the tumor. Through a combination of licensing agreements as well as mergers and acquisitions, OncoVista has acquired the rights to several technologies with the potential to more effectively treat cancers and significantly improve quality-of-life for patients. In the first quarter of 2008, OncoVista plans to launch the Phase I/II clinical trial for its lead product candidate, Cordycepin (OVI-123) and, following completion of the Phase I portion of the trial, collect initial Phase II efficacy data in a small cohort of refractory leukemia patients who express the marker, TdT. OncoVista intends to commence human clinical trials within the next twelve months on its L-nucleoside conjugate candidate drug (OVI-117) which takes advantage of cancer cell membrane changes to allow for selective, site specific targeting. Finally, OncoVista has a proprietary screening technology for designing novel anti-tubulin (or anti-mitotic) agents and discovering variants of existing anti-tubulin agents which have improved specificity for the tumor cells being targeted. OncoVista anticipates that these new anti-tubulin drugs will elicit an improved clinical response and be less toxic. OncoVista intends to develop its key candidates into novel, highly efficacious therapies to be marketed by means of corporate alliances.

OncoVista’s Current Product and Product Candidate Pipeline

OncoVista’s current portfolio of compounds and technologies under development or planned development include:

•	Cordycepin;

•	L-Nucleoside Conjugates;

•	Novel Tubulin Isotype-Specific Anti-Mitotics; and

•	Monitoring of Drug Performance (AdnaGen Oncology Diagnostics).

The following table summarizes the status of OncoVista’s various pre-clinical and clinical development programs underway, including both chemotherapeutic agents and oncology diagnostic products:

Program	Indication	Status	Planned Activities	Commercial Rights

Cordycepin (OVI-123)	Refractory TdT Positive Leukemias	In Phase I/II Clinical Development; Open IND; Orphan Drug Designation Received;	Phase I/II Trial to be initiated in First Quarter of 2008	OncoVista
L-Nucleoside Conjugates (OVI-117)	Colon Cancer	Pre-Clinical Development; Initiated GLP animal safety studies	Anticipated IND Filing in the Second Quarter of 2008 to Commence Phase I Trial	OncoVista
Tubulin Isotype-Specific Anti-Mitotics	Solid Tumors Expressing Specific Tubulin Isotypes	Pre-Clinical Development;	Design and Testing of Candidate Compounds; Lead Selection by the third quarter of 2008	OncoVista
AdnaGen Diagnostic Products	Metastatic Solid Tumors	Tests Commercialized in EU for Colon and Breast Cancer	Seeking Approval of Breast Test in the United States	Gen-Probe (bladder & prostate); AdnaGen (all other indications)

During the fourth quarter of 2007, OncoVista expects to supplement this pipeline with an in-licensed Phase II compound which has previously shown activity in metastatic breast cancer, gastroesophageal junction cancer and colorectal cancer. OncoVista has already entered into a license agreement for this Phase II compound, the closing of which is subject to certain conditions.

The following sections discuss various aspects of OncoVista’s portfolio of drug candidates and their respective therapeutic characteristics in more detail.

Cordycepin (OVI-123) (TdT-Positive Refractory Leukemias)

The American Cancer Society has estimated that 44,240 new leukemia cases will be diagnosed in 2007 in the U.S. While 200,000 individuals are living with, or in remission from, leukemia in the U.S., the annual mortality rate is nearly 23,000. The four broad classifications of leukemia are:

•	Acute lymphocytic leukemia (“ALL”);

•	Chronic lymphocytic leukemia (“CLL”);

•	Acute myelogenous leukemia (“AML”); and

•	Chronic myelogenous leukemia (“CML”).

Cordycepin, which was obtained through OncoVista’s acquisition of Aengus Pharmaceuticals, Inc., is OncoVista’s first clinical-stage development compound. OncoVista is developing Cordycepin as a treatment option for certain leukemia patients that are either refractory to currently-used chemotherapeutics or have experienced a relapse. Cordycepin depends upon the presence of a DNA polymerase, known as terminal deoxynucleotidyl transferase (TdT), for its therapeutic activity. Approximately 95% of ALL patients express TdT, and approximately 10% of the AML cases express TdT. The range of CML cases that express TdT has been estimated between 0% and 55% in scientific literature with an average of 21% among the cited articles. Generally, the TdT-positive patients that would either be refractory or have experienced a relapse are older adults.

Opportunity

Leukemia is a malignant cancer of the bone marrow and blood. Leukemia is characterized by the uncontrolled accumulation of blood cells and is categorized as either lymphocytic or myelogenous, either of which type can be acute or chronic. The terms lymphocytic and myelogenous denote the type of blood cell affected (lymphocytic involving lymphocyte cells in bone marrow and myelogenous implicating other blood cells). Acute leukemia is a rapidly progressing disease that results in the accumulation of immature, functionless cells in the marrow and blood, thereby resulting in a condition whereby the marrow often can no longer produce enough normal red blood cells, white blood cells and platelets. Anemia, a deficiency of red cells, develops in virtually all leukemia patients, and the lack of normal white cells impairs the body’s ability to fight infections. A shortage of platelets results in bruising and easy bleeding. Chronic leukemia, on the other hand, progresses more slowly and allows greater numbers of more mature, functional cells to be made.

While AML and CML have been cancers primarily of adults, with prevalence rates of 94% for AML in adults over the age of 20 and 97% for CML in adults over 20, ALL is more evenly distributed between adults and children. Approximately 65% of new cases diagnosed with ALL are in children under the age of 20, and while the treatment outcomes for ALL in children have generally been favorable with a five-year survival rate of 86% for children under the age of 15, the treatment response rates for adults have resulted in a lower overall five-year survival rate of 65%. Given the toxic profile of the treatment regimens for both adults and children, OncoVista believes that Cordycepin, as a TdT-dependent agent, could be used as part of a combination therapy regimen in order to minimize toxicities to both age groups while maintaining effectiveness.

Market

Currently, approximately 50 different drugs are being used to treat leukemia. In the past decade, several important new drugs and new uses for existing drugs have greatly improved cure rates or remission duration for some patients. Because of the likelihood of increased toxicity for standard- or lower-risk childhood ALL patients, most centers treat these patients with a less intense treatment regimen than the four- or five-dose treatment regimen used for higher risk patients This regimen generally results in a complete remission rate of 95%. For adult ALL patients, the treatment regimen is similar to the childhood treatment regimen; however, for the 60% to 80% demonstrating remission during induction, the median remission duration is approximately 15 months. Unfortunately, those patients experiencing a relapse can succumb within one year.

AML treatment should be sufficiently aggressive to achieve complete remission since partial remission offers no substantial survival benefit. Initial therapy typically results in 60% to 70% of adults attaining complete remission during the induction phase. However, with an overall five year survival rate of 20%, the long-term prognosis in general is not good for adult AML patients. Unfortunately, while AML is a cancer of older adults, because of the therapy’s toxicity (from myelosuppression and increased risk of infection), induction chemotherapy is not generally offered to the very elderly.

Gleevec®, the standard primary course of treatment in CML, inhibits an enzyme (bcr-abl tyrosine kinase) resulting from the defective gene translocation. By selectively inhibiting the activity of this enzyme, Gleevec® offers dramatic advantages to patients, including decreased side effects, few adverse effects on normal tissues and a very high response rate. The effectiveness and tolerance of older patients and the projections from the first several years of clinical trials suggest that the drug will prolong the duration of hematological remission and extend the patient’s life, when compared to former therapies.

Similar to Gleevec®, OncoVista’s Cordycepin selectively targets cells expressing a specific enzyme involved in the disease’s pathway. In this case, Cordycepin is targeting cells expressing TdT. With an addressable patient population consisting primarily of 46,000 individuals with CML, Gleevec® has been projected to achieve over $2.7 billion in revenues by 2008 according to Merrill Lynch estimates. With an addressable patient population for Cordycepin in leukemia patients nearly half the addressable population of Gleevec®, OncoVista believes that its product possesses a significant upside potential.

Clinical Development

Cordycepin has been studied in a National Cancer Institute-sponsored Phase I clinical trial for treating TdT-positive ALL leukemia patients. The therapy depends upon the presence of TdT for its activity. TdT is a polymerase expressed in immature, pre-B, pre-T lymphoid cells, and acute lymphoblastic leukemia/lymphoma cells. TdT, and similar enzymes found in fungi and parasites, recognize Cordycepin and its analogues and add them onto growing nucleic acid chains thereby terminating synthesis of the nucleic acid and replication of the cell. Importantly, TdT expression in normal human tissue is limited to primitive lymphoid cells in the bone marrow and thymus, so most normal cells in the body are unaffected by the drug. In addition to effectively treating TdT-positive ALL and CML, Cordycepin can also be used to treat diffuse high-grade lymphoblastic lymphoma, which also expresses TdT.

In a biological system, Cordycepin is converted to 3’-deoxyinosine by the enzyme adenosine deaminase (“ADA”), so Cordycepin must be administered with an ADA inhibitor, such as deoxycoformycin (Nipent® or pentostatin) to protect Cordycepin and allow it to maintain its antileukemia activity. If the Phase I/II trial of Cordycepin demonstrates adequate safety and efficacy, OncoVista intends to develop an ADA-resistant analog of Cordycepin in order to eliminate the need for co-administration of deoxycoformycin. In the meantime, OncoVista plans in the first quarter of 2008 to initiate a Phase I/II trial based on the "original" ADA-sensitive compound.

The initial Phase I clinical trial data for the combination therapy were obtained in ALL in a previous Phase I study of fourteen patients between 1997 and 2000. No Cordycepin-related adverse events were noted. Biological activity in the last three patients of the escalating dosing study was noted by the transient clearing of peripheral blood blasts.

As of May 2007, OncoVista has an open IND and in addition, in July 2007, OncoVista’s request for Orphan Drug designation for Cordycepin was granted. The clinical trial is expected to commence in the first quarter of 2008. OncoVista is also working with AAI Oncology, its clinical contract research organization, or CRO, to identify additional clinical sites for the Phase I/II Cordycepin trial which will supplement the primary site, the Dana Farber Cancer Institute. It is anticipated that the trial will take place at two centers and will involve the enrollment of up to 24 patients in the first stage and up to 40 patients in the second stage. The primary objective will be to determine the maximum tolerated dose (“MTD”) for Cordycepin. Secondary objectives will include assessing the pharmacokinetics/pharmacodynamics, assessing efficacy and safety at the MTD. OncoVista anticipates a total time period of 18 months for the trial during which patients will receive Cordycepin for three consecutive days repeated every 28 days. Patients will be eligible for re-treatment if all dose-related toxicities have been resolved by Day 28 and there is no evidence of disease progression. Subjects may receive treatment until disease progression and will be followed for at least 30 days after the last administration of study drug.

L-Nucleoside Conjugate (OVI-117)

Compounds evolving from OncoVista’s L-nucleoside conjugate technology take advantage of cell membrane changes that differentiate cancerous cells from healthy cells. This anomalous characteristic of cancer cell membranes presents a unique opportunity for targeting these cells with new products which are uniquely designed cytotoxic nucleosides that selectively enter cancerous cells. After entering the cancer cells, these compounds are enzymatically cleaved to release their cytotoxic agents causing the death of the cancer cell. The membranes of healthy cells deny the L-nucleoside entry, so that only cancerous cells are killed. OncoVista believes that there should be no side effects due to excessive toxicity. Its drug candidates using L-nucleoside conjugates have demonstrated efficacy in cell lines for colorectal, pancreas, melanoma, leukemia and prostate cancers. Although OVI-117 has shown anti-tumor activity in animal models of several human cancers (including breast, prostate and colon), OncoVista’s initial target indication is expected to be colorectal cancer.

The L-nucleoside conjugate technology was obtained through an exclusive, world-wide, royalty and milestone-bearing right and license to utilize the patents and technologies of Lipitek International, Inc. relating to L-Nucleosides and their conjugates. Alexander L. Weis, Ph.D. sole member of the board of directors, Chief Executive Officer, President and Secretary of the Registrant and OncoVista is the ultimate beneficial owner of Lipitek International, Inc. and Lipitek Research LLC. Dr. Weis has agreed not to vote as a director in connection with any matter relating to Lipitek.

Opportunity

Colorectal cancer is the third most common form of cancer, and diagnosis of localized colon cancer is typically made by means of colonoscopy. Symptoms of colorectal cancer include:

•	Change in bowel habits as seen by changes in frequency (due to either constipation or diarrhea), changes in stool caliber and changes in stool consistency;

•	Blood in stools (melena, hematochezia);

•	Bowel obstruction (rare) by the tumor;

•	Anemia, with symptoms such as tiredness, malaise, pallor; and

•	Unexplained weight loss.

The absence of discernable symptoms in the early stages of this disease is one reason why periodic screening with fecal occult blood testing and colonoscopy is so widely recommended.

For 2007, in the United States, the American Cancer Society estimates there will be 153,760 new colorectal cancer cases of which colon cancer accounted for 112,340 cases. Colon cancer is a highly treatable and often curable disease when diagnosed early and localized to the bowel. When detected at its earliest stage (Dukes’ A) as an in situ tumor, the curative rate for colon cancer approaches 90%, or 5 times the curative rate for colon cancers detected at a later stage. Unfortunately, 40% to 50% percent of patients have metastatic disease at the time of diagnosis after many of the above symptoms have been exhibited. Surgery is the primary form of treatment and is typically followed by a regimen of chemotherapy. Despite the fact that a majority of patients have the entire tumor removed by surgery, as many as 50% to 60% will ultimately die from either the metastatic colon cancer or from a recurrence. Deaths from colorectal cancer are estimated to be 52,180 in 2007 in the United States.

Market

Standard treatment for patients with colon cancer has been open surgical resection of the primary and regional lymph nodes for localized disease. Surgery alone is curative in 25% to 40% of highly selected patients who develop resectable metastases in the liver and lung.

For 60% to 75% of the patients with colorectal cancer for whom surgery alone is insufficient to achieve a cure, adjuvant chemotherapy utilizing such extremely cytotoxic regimens as 5-FU based therapies, irinotecan or oxaliplatin are employed. However, due to the non-specific nature of these drugs (which attack both healthy and cancerous cells), the side effects profile includes severe diarrhea, neuropathy, nausea, neutropenia and fatigue. The median survival of these patients has improved from approximately 12 months in the mid-1990s to more than 20 months in 2003. The industry continues to research treatment methods that can improve upon both the length of survival and reduce the toxicity profiles.

Clinical Development

OncoVista has accumulated in vitro and in vivo data indicating that several of the L-nucleoside conjugates are effective against various types of cancer. One of OncoVista’s L-nucleoside conjugate candidates, OVI-117, is a conjugate of an L-nucleoside to the highly toxic compound 5’-fluorodeoxyuridine monophosphate (FdUMP), a thymidylate synthase (TS) inhibitor. To date, OVI-117 has undergone two proof-of-concept studies in animals, as both a single agent and as a multi-agent combination therapy with oxaliplatin. OVI-117 is currently undergoing the GLP animal drug safety studies that are necessary prior to submission of an IND. Once the drug safety studies are completed, OncoVista can compile the IND for submission to the FDA, which is a key step to human clinical trials.

OncoVista believes that OVI-117 should be ready to enter Phase I clinical trials in approximately 9 to 12 months. Additional pre-clinical work to be completed prior to IND submission includes formulation and stability studies, as well as preparation of clinical trial material (sterile filling).

Tubulin Isotype-Specific Anti-mitotics

OncoVista is currently evaluating several candidates as part of its research and development in this area. By the end of 2008, it expects to identify a lead compound in a family of novel chemotherapeutic compounds capable of distinguishing among the different forms (isotypes) of tubulin, a subunit protein of microtubules which play a critical role in the lives of cells. When a cell divides, microtubules constitute the mitotic spindle, and when a cell is not dividing, microtubules form a sub-cellular network that is responsible for various cellular activities such as respiration, protein synthesis, waste elimination, etc. Drugs that bind to tubulin are capable of interfering with microtubule dynamics and thereby preventing cells from dividing. Some of the most commercially successful anti-cancer drugs (the taxanes and Vinca alkaloids, for example) are members of this class of compounds.

One of OncoVista’s goals is to use rational drug design to create better drugs than the present ones. Using a proprietary database of 500 different tubulin structures, OncoVista is identifying, synthesizing and screening newly created drugs designed to be highly specific for isotypes that are prevalent in cancers and rare in normal cells. The database contains proprietary information regarding tubulin structures in human and other eukaryotic cells (i.e., cells with nuclei and organelles) that it believes were previously unknown to medical science. This combination of information regarding chemical structure and oncological activity opens the door to dramatic changes in drug design, through supercomputer-assisted screening procedures. OncoVista believes that access to this proprietary in silico technology will help it to develop new drugs more quickly, thereby improving time to market and saving millions of dollars in unfocused laboratory screening and optimization.

OncoVista’s proprietary database also has significant value for use in repositioning existing compounds to develop new cancer treatments. The database was developed through large-scale computational modeling of cellular components, cancer processes and treatments. OncoVista believes that the resulting drugs should be more effective against tumors by targeting the microtubule isotypes which are preferentially expressed in cancers. Additionally, side effects should be limited as the targeted isotypes occur in very few healthy tissues, thereby allowing the use of high therapeutic doses with minimized associated toxicity.

The first series of compounds in a series of tubulin isotype-specific drugs has been designed and synthesized. These drugs are designed to not bind the type of tubulin which is associated with hematopoetic cells, and are thus intended to reduce myelosuppression. These candidates are currently undergoing in vitro evaluation for binding affinity. Computer-assisted in silico testing is also underway. By using its resources efficiently, OncoVista expects by the third quarter of 2008 to select a lead candidate which it will take into the lab for detailed study.

AdnaGen Diagnostic Products

OncoVista believes one of its key differentiators is its ability to detect and recognize the expression of markers in patients with metastatic cancer. In order to prescribe an optimal chemotherapy regimen, the oncologist must obtain pertinent diagnostic and staging information for the patient’s cancer. In addition to analyzing the cancer cells under a microscope to diagnose the cancer, the pathologist also determines the stage of the cancer by assessing the aggressiveness of the cancer cells (i.e., staging) and by using a variety of clinical measures such as size, how deeply the tumor has invaded tissues at the site of origin, and the extent of any invasion into surrounding organs, lymph nodes or distant sites. Patient history, physical signs, symptoms, and information obtained from existing tests are also evaluated and considered.

The administration of cytotoxic drugs (by means of chemotherapy) after surgery and/or radiation therapy aims to kill remaining cancer cells and to reduce recurrence risk. Since many more lives are claimed by metastatic cancers than by primary cancers, the early detection of metastatic tumor cells can mean the difference between life and death in certain instances. However, patients experience a wide range of side effects due to the long-term exposure to chemotherapy, including infection, pain in the mouth and throat, weight loss, fatigue, hair loss, cognitive impairment, cardiac tissue damage and infertility. The overall benefits of chemotherapy vary significantly across cancer populations and the benefits of treatment do not always justify the cost of the therapy or offset the physical and mental burden patients endure. In addition to the above considerations in assessing the benefits versus the costs of treatment, the oncologist needs specific grading and staging information to assess the likelihood of reoccurrence.

Balancing the need to kill as many cancer cells as possible against the patient’s tolerance of toxicities presents a major challenge. While the oncologist might need specific diagnostic and staging information to optimally treat the patient, many of the tools available to the radiologist or pathologist are constrained by their ability to determine that needed information. A test to detect metastatic tumor cells as early as possible could dramatically increase the probability of longterm survival. Unfortunately, because tumor pathology and staging are heavily dependent on visual assessment and human interpretation, many patients are misclassified as high risk when they are truly low risk for recurrence or low risk when they are high risk for recurrence, resulting in over-treatment for some and undertreatment for others.

An ability to detect meaningful serum tumor markers in a quantitative manner would significantly improve the treatment process on two fronts. First, early detection of circulating tumor cells would enable a diagnosis of relapse and enable the earlier commencement of treatment resulting in favorable outcomes. Second, the detection of certain tumor markers would facilitate stratification of patient populations into groups most likely to respond to a dosing regimen. For those patients that possess a genetic predisposition that precludes them from responding to cytotoxic drugs, initial determination would eliminate the unnecessary side effects associated with a treatment that will have no benefit to the patient.

In late 2005, OncoVista obtained the rights to its diagnostic technology through the acquisition of a majority interest in AdnaGen AG of Germany; OncoVista has the right to purchase the remaining interests in AdnaGen through December 31, 2007. AdnaGen’s proprietary assay technology has demonstrated the sensitivity and selectivity required to detect a low number of cancer cells circulating among healthy cells (at levels of roughly one part per million) early in the metastatic process, thereby improving the patient’s chances of survival. AdnaGen’s proprietary “combination-of-combinations” approach led to the first commercial product that provided a complete solution for the detection and analysis of circulating tumor cells (CTCs) for clinical diagnosis. The technology also provides quantitative parameters for the prognosis of disease progression. AdnaGen currently markets AdnaGen kits for metastatic colon and metastatic breast cancer diagnosis in Europe. AdnaGen’s platform is expandable to encode the markers for virtually all cancer types. These assays have a specificity of greater than 95% at a sensitivity of two tumor cells per 5ml of blood, enabling the reproducible detection of low levels of circulating tumor cells in the blood.

The advantages of this diagnostic technology include:

•	Novel and highly sensitive detection of circulating tumor cells;

•	Early detection of metastatic cancer;

•	Monitoring of treatment efficacy; and

•	Selection and stratification of clinical trial participants and patients.

AdnaGen’s technology could also be utilized in clinical trials to aid in determining the optimal patient population and in assessing the effectiveness of a drug in development. By utilizing tumor markers to determine patient exclusion standards in a trial’s protocol and thereby target the patients expected to demonstrate optimal response, the probability of attaining FDA approval could be enhanced. In addition, the detection of tumor markers could be used to gauge the effectiveness of a patient’s treatment. This ability to measure the effects of a chemotherapy regimen could be extended to the oncologist’s office.

AdnaGen and OncoVista submitted a package of data to the FDA in May 2007 as a prelude to discussing with the FDA its proposed development path for gaining approval to use the AdnaTest for breast cancer in the United States. In collaboration with Dr. H. Fritsche and Dr. M. Cristofanilli at MD Anderson Cancer Center in Houston, a study of more than 50 metastatic breast cancer patients generated strong data in support of its molecular test when compared to the currently approved immunochemical test.

OncoVista has exclusive, worldwide rights for the use of the AdnaGen technology in oncology drug development. Business development efforts have been initiated with several major pharmaceutical companies.

Innogenetics Partnership

In January 2007, AdnaGen entered into a distribution agreement with Innogenetics giving Innogenetics the exclusive right to commercialize the AdnaGen kits in the European market and is currently marketing the kits and generating revenue. In September 2007, AdnaGen entered into license agreement with Innogenetics granting Innogenetics the right to use AdnaGen technology in adapting Innogenetics’ proprietary strip detection technology after successful feasibility studies. The new strip-based test is planned to be on the European market in 2009. AdnaGen is entitled to a royalty payment based on sales of the product.

Gen-Probe Partnership

In December 2004, AdnaGen licensed their technology to Gen-Probe, Inc. with respect to quantitative detection of specific cells.

Under the terms of the agreement, Gen-Probe will gain exclusive access to AdnaGen technology for molecular diagnostic tests for prostate and bladder cancers. Gen-Probe paid AdnaGen a license fee in 2005. The agreement also includes additional milestone payments based on certain regulatory and commercial events. In addition, Gen-Probe will pay AdnaGen royalties on sales of any products developed using AdnaGen’s technology.

 AdnaGen and Gen-Probe are in the final stages of establishing a research and development partnership for detection of circulating tumor cells in blood and urine.

OncoVista’s Strategy

OncoVista has implemented a comprehensive, multi-faceted approach to candidate identification and product development in the oncology treatment and diagnostic market segments. Its strategic plan consists of the following elements:

•
Focused, Robust In-licensing Candidate Selection and Acquisition Program. OncoVista believes that the relationships and reputation of both its management and its clinical advisory board position it to be exposed to many acquisition and in-licensing opportunities that would not normally be available to a company of its size. In many instances, the acquisition of biopharmaceutical companies by larger companies has resulted in drug programs being delayed or discontinued, due to such factors as loss of internal sponsorship (not created at the acquiring company), a perceived lack of market size (the desire for $1 billion drugs) by the larger combined entity, or an overcrowded pipeline (too many product candidates to investigate, too many products to develop and a lack of sufficient resources). Indeed, the development of over 100 oncology compounds that had been on the development track has been delayed or discontinued. OncoVista views many of these product candidates, together with some of the 400 plus compounds in the development pipeline, as potential candidates for in-licensing.

By leveraging the experience of its management and clinical advisory board in selecting, developing and obtaining approval for many important chemotherapeutics, OncoVista believes that it will be able to discern those opportunities that truly possess the potential to become approved drugs within a targeted three-to-five year horizon. OncoVista involves its clinical advisory board in all major acquisition and in-licensing decisions. The clinical advisory board evaluated over 30 such in-licensing opportunities of which four emerged as candidates sufficiently attractive to pursue and, subsequently, two have progressed to substantive discussions. OncoVista is in the final stages of completing the in-licensing of one of those two candidates. Given the experience and the active network of its management team and clinical advisory board, OncoVista expects to uncover many other promising candidates. Coupled with this we generally structure our in-licensing deals so that if the in-licensed technology fails to perform as represented, we are able to recover any payments made by us in acquiring the technology.

•
A Practical, Rational Approach to Drug Development. OncoVista’s management is well versed in the nuances associated with successful execution of the drug development and registration process. Registration strategies will be designed to address those issues which are critical to achieving success with respect to both the acceptability of a specific plan in the eyes of the FDA and the achievability of that plan with respect to the designated end points for that phase of the clinical trial. Furthermore, wherever possible these strategies will be designed to take advantage of the FDA’s accelerated approval paths for certain drugs and/or orphan drug designation.

•
A Disciplined Internal Development Strategy for Therapeutics. Besides opportunistically evaluating candidates for potential in-licensing or acquisition, OncoVista possesses two proprietary technologies which it believes will produce candidates for potential out-licensing. Both technologies target aspects of cell biology specific to most cancer cells, but not found in healthy cells. OncoVista expects these technologies to produce an array of candidates. It believes that, in many instances, the potential candidates would address opportunities with unmet needs, such as cancers that are very resistant to therapy or have high recurrence rates. In other instances, we believe that the candidates will address opportunities where the effectiveness of existing chemotherapeutics is hampered by the toxic side effects which the drugs produce. In these circumstances, OncoVista believes that by using its products in combination with existing drug therapies administered at lower dosage levels will produce comparable or improved effectiveness with diminished side effects versus the single agent.

OncoVista’s L-nucleoside conjugate technology selectively targets certain cancer cell membrane characteristics which make those cancer cells vulnerable to penetration, but leaves the healthy cells unaffected. In effect a new drug is created by conjugating an L-nucleoside to an existing chemotherapeutic agent that would be too toxic if delivered systemically. As this new drug selectively penetrates the cancer cell membranes and then enzymatically releases the cytotoxic drug at the targeted site, the L-conjugate induces cell death only at the desired site. Several product candidates have been evaluated by OncoVista and one candidate (OVI-117) has been tested in two animal models.

OncoVista’s other technology relates to a proprietary database of tubulin isotypes as potential candidates for targeting by certain chemotherapeutics. Tubulins, which are instrumental in cell mitosis, have been proven as cancer targets by drugs such as the taxanes. OncoVista intends to screen its proprietary database for candidates to be targeted either by drugs to be developed by it, or by drugs already developed by other companies that are not aware of the potential for tubulin targeting of their products. During the third quarter of 2008, OncoVista expects to identify its first antimitotic tubulin compound to take forward into the clinic.

•
An Integrated Diagnostics Strategy. AdnaGen’s proprietary diagnostics platform represents an opportunity to improve the probability of attaining FDA approval for OncoVista’s drugs. AdnaGen’s proprietary “combination-of-combinations” platform detects and analyzes circulating tumor cells for clinical diagnosis and staging. AdnaGen currently offers diagnostic products for colon and breast cancer diagnosis in the European market. AdnaGen’s platform is expandable to encode the markers for virtually all cancer types. These assays are highly specific and sensitive, with ability to detect two circulating tumor cells per 5ml of blood (which contains approximately 10[7] normal nucleated cells) at a 95+% likelihood, thereby enabling the reproducible detection of low levels (better than 1 part per million) of circulating tumor cells in the blood. As part of OncoVista’s oncology drug development process, it expects to employ AdnaGen’s diagnostic technology to design trial protocols to stratify the patient population to exclude patients least likely to respond. In addition, these tests will provide insight into the state of the metastatic process thereby enabling the monitoring of disease progression as well as the effectiveness of treatment regimen.

Drug Development Expertise and Capabilities

The strength of OncoVista’s senior management team and its clinical advisory board is in the breadth and depth of their experience in developing chemotherapeutics. OncoVista believes that the quality of its senior management team and clinical advisory board rivals that of any other oncology-focused pharmaceutical company, regardless of size.

Drs. Weis, Levenson and Noel each bring over 20 years of extensive experience in the biotechnology and pharmaceutical industries to OncoVista. Dr. Weis, OncoVista’s and the Registrant’s CEO, was a co-founder of ILEX Oncology. Dr. Levenson, OncoVista’s, and now also the Registrant’s Chief Technical Officer, has previously held senior positions at ILEX Oncology, Roche Molecular Systems and Cetus Corporation. Dr. Noel, OncoVista’s and now also the Registrant’s Director of Regulatory Affairs, has held senior positions at Cetus, Alpha Therapeutics and Abbott Biologics.

The clinical advisory board includes industry opinion leaders and oncologists with practical, relevant regulatory expertise, who can map out the very efficient registration strategies. Many individuals on the clinical advisory board have been instrumental in the development of such primary chemotherapeutics as Taxol®, Taxotere®, Oxaliplatin, Hycamtin®, Paraplatin®, Campath® and Tarceva®. As can be seen from the biographies below, these individuals have experience very pertinent to OncoVista’s business.

Cancer drug development presents unique challenges in clinical development and registration. Obtaining marketing approval for a new drug depends upon the drug’s successful attainment of significant clinical endpoints such as increased overall survival and improvement in quality of life. According to the National Cancer Institute, less than 5% of cancer patients participate in clinical trials. This causes intense competition for trial participants, particularly in indications with the largest market potential (breast, lung, colon and prostate cancer). The failure rate for drugs in clinical development is high. Fewer than one in twelve of all drugs entering clinical trials eventually gains approval according to the FDA. Not surprisingly, the attrition rate for anti-cancer drugs is even higher with roughly only one in twenty eventually getting to market from the clinic. Thus, successful clinical development and registration of a new drug depends, in large part, upon judicious selection of the lead compound, designation of demonstrable clinical end points and the availability of a sufficient pool of patients with appropriate characteristics. OncoVista’s clinical advisory board gives it a critical advantage in these essential areas. Furthermore, in order to formulate a successful clinical development plan, it is critical to know which drugs have already been approved and which drugs currently in clinical development are likely to be approved, since, ultimately, any newly approved drug will need to prove itself superior to, or at least equal to, previously-approved or about-to-be-proven therapies. Well constructed clinical development plans aimed at rapid marketing approval often take advantage of the FDA’s accelerated approval process which applies solely to diseases for which there is an unmet medical need. For cancers in which there are few treatment options and prognosis is poor, a new drug which shows even a small improvement in clinical endpoints may be approved based on Phase II clinical trial data. Taking advantage of this development path can save significant time and money in getting a drug to market. OncoVista’s team is familiar with this path and plans to follow it as a part of its registration strategy when viable.

OncoVista believes that it will be able to bring the strength of its management and clinical advisory board experience to bear on its product pipeline by efficiently identifying candidates, performing due diligence, negotiating in-license agreements and developing innovative clinical development and registration plans for strong product candidates. Before either acquiring or in-licensing any candidate, its senior management reviews the opportunity thoroughly with the clinical advisory board to determine the likelihood of successful product registration.

Intellectual Property

As of September 30, 2007, OncoVista’s patent portfolio consisted of twelve (12) issued patents and roughly two dozen patent applications. OncoVista’s ability to protect and use its intellectual property in the continued development and commercialization of its technologies and products and to prevent others from infringing on its intellectual property is crucial to success. OncoVista’s basic patent strategy is to augment its current portfolio by continually applying for patents on new developments and obtaining licenses to promising product candidates and related technologies. OncoVista also maintains various trade secrets which it has chosen not to reveal by filing for patent protection. OncoVista’s issued patents and patent applications provide protection for its core technologies. In addition to the foregoing patent activity, several continuations-in-part and international patents have been filed. Patent applications related to OncoVista’s proprietary tubulin database and anti-mitotic agents have been filed.

OncoVista also relies on trade secrets and unpatentable know-how that it seeks to protect, in part, by confidentiality agreements. OncoVista’s policy is to require its employees, consultants, contractors, manufacturers, outside scientific collaborators and sponsored researchers, board of directors, technical review board and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with it. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with OncoVista is to be kept confidential and not disclosed to third parties except in specific limited circumstances. OncoVista also requires signed confidentiality or material transfer agreements from any company that is to receive its confidential information. In the case of employees, consultants and contractors, the agreements provide that all inventions conceived by the individual while rendering services to it shall be assigned to OncoVista as its exclusive property. There can be no assurance, however, that all persons who OncoVista desires to sign such agreements will sign, or if they do, that these agreements will not be breached, that it would have adequate remedies for any breach, or that its trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

OncoVista’s success will also depend in part on its ability to commercialize its technology without infringing the proprietary rights of others. Although OncoVista has conducted freedom of use patent searches no assurance can be given that patents do not exist or could not be filed which would have an adverse affect on its ability to market its technology or maintain its competitive position with respect to its technology. If OncoVista’s technology components, products, processes or other subject matter are claimed under other existing United States or foreign patents or are otherwise protected by third party proprietary rights, it may be subject to infringement actions. In such event, OncoVista may challenge the validity of such patents or other proprietary rights or it may be required to obtain licenses from such companies in order to develop, manufacture or market its technology. There can be no assurances that OncoVista would be able to obtain such licenses or that such licenses, if available, could be obtained on commercially reasonable terms. Furthermore, the failure to either develop a commercially viable alternative or obtain such licenses could result in delays in marketing OncoVista’s proposed technology or the inability to proceed with the development, manufacture or sale of products requiring such licenses, which could have a material adverse affect on its business, financial condition and results of operations. If OncoVista is required to defend itself against charges of patent infringement or to protect its proprietary rights against third parties, substantial costs will be incurred regardless of whether it is successful. Such proceedings are typically protracted with no certainty of success. An adverse outcome could subject OncoVista to significant liabilities to third parties and force it to curtail or cease its development and commercialization of its technology.

OncoVista aggressively seeks U.S. and international patent protection for the chemical compounds, processes, and other commercially important technologies which it develops. While OncoVista owns specific intellectual property, it also in-licenses related technologies determined to be of strategic importance to the commercialization of its products or to have commercial potential of their own. For example, to continue developing and commercializing its current products, OncoVista may license intellectual property from commercial or academic entities to obtain technology rights that are required for its research and development or commercialization activities.

OncoVista has applied for trademark registration in the U.S. for “OncoVista” further aligning its intellectual property portfolio with product commercialization. Much of the proprietary software and related information used in OncoVista’s analytical databases is protected by copyrights or by rights that have been in-licensed.

Competition

In addition to the specified therapies relative to each cancer discussed earlier, OncoVista generally faces competition from pharmaceutical and biotechnology companies, academic institutions, governmental agencies, and private research organizations in recruiting and retaining highly qualified scientific personnel and consultants and in the development and acquisition of technologies. The pharmaceutical and biotechnology industries are very competitive and are characterized by rapid and continuous technological innovation. OncoVista believes there are a significant number of potential drugs in preclinical studies and clinical trials to treat cancer that may result in effective, commercially successful treatments. In addition to most of the large pharmaceutical companies having small molecule programs, OncoVista is aware of large biotechnology companies, such as Amgen, Inc., Genentech, Inc., Biogen Idec Inc., Millennium Pharmaceuticals, Inc, and OSI Pharmaceuticals, Inc., that are developing small molecule therapeutics as treatments for cancer. Other, smaller companies in this field include: Avalon, Kosan, Allos, EntreMed, and Sunesis. In the area of genomic-based diagnostic testing, OncoVista is aware of several other companies who are offering or developing such tests including Abbott Diagnostic Laboratories, Aureon Laboratories, Celera Diagnostics, LLC, Correlogic Systems, Genomic Health, Monogram Biosciences, Myriad Genetics, Roche Diagnostics and Veridex LLC.

OncoVista recognizes that most of its competitors have a broader range of capabilities and greater access to financial, technical, scientific, business development, recruiting and other resources. Additionally, third party-controlled technology, which may be advantageous to OncoVista’s business, could be acquired or licensed by OncoVista’s competitors, thereby preventing it from obtaining technology on commercially reasonable terms, if at all. Because part of OncoVista’s strategy is to target markets outside of the United States through collaborations with third parties, it will compete for the services of third parties that may have already developed or acquired internal biotechnology capabilities or made commercial arrangements with other biopharmaceutical companies to target the diseases on which we have focused.

Collaborative Relationships and Partnerships

OncoVista anticipates that it will enter into strategic relationships with respect to the research and development, testing, manufacture, and commercialization of its product candidates. There are significant expenses, capital expenditures and infrastructure involved in these activities. OncoVista believes that working together with strategic partners will expedite product formulation, production and approval.

OncoVista has relationships with the University of Texas Health Science Center at San Antonio (UTHSCSA), the Cancer Therapy and Research Center (CTRC), and the San Antonio Cancer Institute (SACI), one of the leading cancer research institutes in the nation. ILEX Oncology, Dr. Weis’ and Dr. Levenson’s former company, was formed as a commercial spin-off from CTRC and was acquired by Genzyme Corporation in 2004.

Government Regulation

The Drug and Therapeutic Product Development Process

The FDA requires that pharmaceutical and certain other therapeutic products undergo significant clinical experimentation and clinical testing prior to their marketing or introduction to the general public. Clinical testing, known as clinical trials or clinical studies, is either conducted internally by life science, pharmaceutical, or biotechnology companies or is conducted on behalf of these companies by contract research organizations.

The process of conducting clinical studies is highly regulated by the FDA, as well as by other governmental and professional bodies. Below is a description of the principal framework in which clinical studies are conducted, as well as describe a number of the parties involved in these studies.

Protocols. Before commencing human clinical studies, the sponsor of a new drug or therapeutic product must submit an investigational new drug application, or IND, to the FDA. The application contains what is known in the industry as a protocol. A protocol is the blueprint for each drug study. The protocol sets forth, among other things, the following:

•	who must be recruited as qualified participants;

•	how often to administer the drug or product;

•	what tests to perform on the participants; and

•	what dosage of the drug or amount of the product to give to the participants.

Institutional Review Board. An institutional review board is an independent committee of professionals and lay persons which reviews clinical research studies involving human beings and is required to adhere to guidelines issued by the FDA. The institutional review board does not report to the FDA, but its records are audited by the FDA. Its members are not appointed by the FDA. All clinical studies must be approved by an institutional review board. The institutional review board’s role is to protect the rights of the participants in the clinical studies. It approves the protocols to be used, the advertisements which the company or contract research organization conducting the study proposes to use to recruit participants, and the form of consent which the participants will be required to sign prior to their participation in the clinical studies.

Clinical Trials. Human clinical studies or testing of a potential product are generally done in three stages known as phase I through phase III testing. The names of the phases are derived from the regulations of the FDA. Generally, there are multiple studies conducted in each phase.

Phase I. Phase I studies involve testing a drug or product on a limited number of healthy participants, typically 24 to 100 people at a time. Phase I studies determine a product’s basic safety and how the product is absorbed by, and eliminated from, the body. This phase lasts an average of six months to a year.

Phase II. Phase II trials involve testing up to 200 participants at a time who may suffer from the targeted disease or condition. Phase II testing typically lasts an average of one to two years. In phase II, the drug is tested to determine its safety and effectiveness for treating a specific illness or condition. Phase II testing also involves determining acceptable dosage levels of the drug. If phase II studies show that a new drug has an acceptable range of safety risks and probable effectiveness, a company will continue to review the substance in phase III studies.

Phase III. Phase III studies involve testing large numbers of participants, typically several hundred to several thousand persons. The purpose is to verify effectiveness and long-term safety on a large scale. These studies generally last two to three years. Phase III studies are conducted at multiple locations or sites. Like the other phases, phase III requires the site to keep detailed records of data collected and procedures performed.

New Drug Approval. The results of the clinical trials are submitted to the FDA as part of a new drug application (“NDA”). Following the completion of phase III studies, assuming, the sponsor of a potential product in the United States believes it has sufficient information to support the safety and effectiveness of its product, it submits an NDA to the FDA requesting that the product be approved for marketing. The application is a comprehensive, multi-volume filing that includes the results of all clinical studies, information about the drug’s composition, and the sponsor’s plans for producing, packaging and labeling the product. The FDA’s review of an application can take a few months to many years, with the average review lasting 18 months. Once approved, drugs and other products may be marketed in the United States, subject to any conditions imposed by the FDA.

Phase IV. The FDA may require that the sponsor conduct additional clinical trials following new drug approval. The purpose of these trials, known as phase IV studies, is to monitor long-term risks and benefits, study different dosage levels or evaluate safety and effectiveness. In recent years, the FDA has increased its reliance on these trials. Phase IV studies usually involve thousands of participants. Phase IV studies also may be initiated by the company sponsoring the new drug to gain broader market value for an approved drug. For example, large-scale trials may also be used to prove effectiveness and safety of new forms of drug delivery for approved drugs. Examples may be using an inhalation spray versus taking tablets or a sustained-release form of medication versus capsules taken multiple times per day.

Biologics License Application. Once clinical trials are completed and the results tabulated and analyzed, a Biologics License Application (“BLA”) is submitted to the FDA. The application presents to FDA reviewers the entire history or the “whole story” of the drug product including animal studies/human studies, manufacturing, and labeling/medical claims. Before the FDA applies its scientific technical expertise to the review of the application, it will decide if the application gets a “priority review” or a “standard review”. This classification determines the review timeframe. A priority review is for a drug that appears to represent an advance over available therapy, whereas, a standard review is for a drug that appears to have therapeutic qualities similar to those of an already marketed product. Generally, an advisory committee (the Oncology Drug Advisory Committee, ODAC) will review the BLA and make a recommendation to the FDA. This outside advice is sought so that the FDA will have the benefit of wider expert input. The FDA usually agrees with the advisory committee decisions but they are not binding.

The FDA takes action on the BLA after their review is complete. There are three possible actions to be taken by the review team:

•	Approved - This indicates to a company that they may now market in the U.S.;

•	Not Approved - This tells a company that the product may not be marketed in the U.S. and is accompanied by a detailed explanation as to why; and

•
Approvable - This indicates that the FDA is prepared to approve the application upon the satisfaction of certain conditions. These drug products may not be legally marketed until the deficiencies have been satisfied, as well as any other requirements that may be imposed by the FDA.

The drug approval process is time-consuming, involves substantial expenditures of resources, and depends upon a number of factors, including the severity of the illness in question, the availability of alternative treatments, and the risks and benefits demonstrated in the clinical trials.

Orphan Drug Act. The Orphan Drug Act provides incentives to develop and market drugs (“Orphan Drugs”) for rare disease conditions in the United States. A drug that receives Orphan Drug designation and is the first product to receive FDA marketing approval for its product claim is entitled to a seven-year exclusive marketing period in the United States for that product claim. A drug which is considered by the FDA to be different than such FDA-approved Orphan Drug is not barred from sale in the United States during such exclusive marketing period even if it receives approval for the same claim. OncoVista can provide no assurance that the Orphan Drug Act’s provisions will be the same at the time of the approval, if any, of OncoVista’s products.

Other Regulations

Various Federal and state laws, regulations, and recommendations relating to safe working conditions, laboratory practices, the experimental use of animals, and the purchase, storage, movements, import, export, use, and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with OncoVista’s research or applicable to its activities. They include, among others, the United States Atomic Energy Act, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the National Environmental Policy Act, the Toxic Substances Control Act, and Resources Conservation and Recovery Act, national restrictions on technology transfer, import, export, and customs regulations, and other present and possible future local, state, or federal regulation. The extent of governmental regulation which might result from future legislation or administrative action cannot be accurately predicted.

Legal

OncoVista is not involved in any legal proceedings, or aware of any threatened litigation.

Facilities

OncoVista’s fully equipped research facilities are located in the Texas Research Park in San Antonio, Texas. OncoVista has a total of 10,000 square feet of office and research space. The labs are fully equipped for organic chemistry as well as analytical and biological activities. Its AdnaGen AG facility in Langenhagen, Germany occupies approximately 10,000 square feet of laboratory and office space and houses ten (10) full-time employees.

Employees

OncoVista has been successful in retaining the experienced personnel involved in its research and development program. In addition, OncoVista believes it has successfully recruited clinical/regulatory, quality assurance and other personnel needed to advance through clinical studies or have engaged the services of experts in the field for these requirements. As of September 30, 2007, OncoVista employed seven (7) individuals and engaged the services of several consultants. Of its employees, three (3) are executives, three (3) are engaged in research and development work, and the remaining one (1) is in administration.

Clinical Advisory Board

OncoVista maintains a clinical advisory board consisting of internationally recognized scientists who advise it on scientific and technical aspects of its business. The clinical advisory board meets periodically to review specific projects and to assess the value of new technologies and developments to us. In addition, individual members of the scientific advisory board meet with OncoVista periodically to provide advice in particular areas of expertise. The clinical advisory board consists of the following members:

Eric Rowinsky, M.D. - Chairman. Dr. Rowinsky is a talented scientific executive with 20-plus years of experience in molecular chemistry and drug development in the oncology area. He has authored over 700 technical articles, abstracts and textbook chapters. Dr. Rowinsky has led numerous clinical trials for oncology drugs and is a recognized leader in the field. His prior affiliations include the Johns Hopkins Hospital, the University of Texas Health Science Center at San Antonio and the Institute for Drug Development in San Antonio. He played a key role in the development of Taxol®, Hycamtin® and many other anticancer drugs. Dr. Rowinsky is currently Senior Vice President and Chief Medical Officer at ImClone Systems, Inc.

Esteban Cvitkovic, M.D. Dr. Cvitkovic is a board-certified, medical oncologist who practices medicine in Paris, France. Dr. Cvitkovic has more than thirty years of international experience in oncology therapeutics including hands-on clinical research, clinical pharmacology, early single agent and combination regimens development, disease-oriented therapeutic impact assessment, evaluating new agents in pre-clinical development, and optimizing efficacy and combination development. Dr. Cvitkovic is author of more than 160 peer-reviewed articles and 450 abstracts focusing on solid tumor oncology. He led the clinical development of cisplatin and its combinations as well as oxaliplatin, vindesine, bleomycin, navelbine, and ET-743. He played key consulting roles in registration strategy and post-registration development of recent products such as amifostine, docetaxel, CPT-11 and irofulven. Dr. Cvitkovic’s career includes staff and academic appointments at Memorial Sloan-Kettering Cancer Center, Columbia Presbyterian Medical Center, Institut Gustave Roussy (Villejuif, France), Hôpital Paul Brousse (Villejuif, France) and Hôpital St. Louis (Paris).

Allan M. Green, M.D., Ph.D., J.D. Dr. Green is a senior advisor to industry in matters of oncology drug development and registration. He has authored over 50 articles and abstracts and holds 6 patents. Dr. Green has 20-plus years of oncology experience, was formerly medical director of New England Nuclear/Dupont Medical Products and, subsequently, was founding CEO of Theseus Medical Imaging, Inc. He served as President of Neuroptix, Inc. He has been Board Certified in Internal Medicine and Nuclear Medicine, and is an attorney who has been ‘of counsel’ to major law firms.

Randall K. Johnson, Ph.D.  Dr. Johnson’s experience includes work on novel antimetabolites, DNA damaging agents and mitotic spindle poisons. He has authored over 200 scientific papers and holds 14 patents. His 20-plus years of research experience has been focused on cellular-based markers and cell regulation. His work has encompassed both antineoplastic targets and research to discover small molecule mimetics of hematopoietic growth factors. He has held senior positions in industry (GlaxoSmithKline) as well as the U.S. National Cancer Institute.

Ronald P. McCaffrey, M.D.  Dr. McCaffrey is a Lecturer in Medicine at the Harvard Medical School and a Clinical Associate in Medicine, Hematology-Oncology Division at Massachusetts General Hospital. He is also Senior Vice President, International Association for Comparative Research on Leukemia and Related Diseases, and a world leader in the area of hematologic oncology. Dr. McCaffrey has over 90 publications and has co-edited two books. In all, Dr. McCaffrey has 20-plus years of experience in his specialty.

Pedro Santabárbara, M.D., Ph.D. Dr. Santabárbara is currently Vice President of Strategic Development and Medical Affairs at PHARMA MAR S.A. He received his M.D. and Ph.D. degrees from the University of Barcelona. He has authored over 80 articles and abstracts in the field of oncology and has participated in a variety of hospital and academic activities as well. He has worked for Bristol Myers Squibb (Taxol® team), Rhône- Poulenc Rorer (Taxotere® team), ILEX Oncology (Campath® team), Gilead Pharmaceuticals and, most recently, OSI Pharmaceuticals (Tarceva® team). He is one of the most experienced developers of anticancer drugs.

RISK FACTORS

Set forth below are a number of risks associated with the business and operations of the Registrant as a result of the Merger. In addition an investor should be mindful that businesses are often subject to risks not foreseen by management. Accordingly, in reviewing this Current Report on Form 8-K, the reader should keep in mind other risks that could be important.

An investment in the Registrant is speculative and involves a high degree of risk. Each prospective investor is urged to carefully consider the risks and uncertainties described below, in addition to the risks set forth elsewhere in this Current Report on Form 8-K. If any of the following risks actually occur, the business, prospects, financial condition and results of operation of the Registrant would likely suffer materially in these circumstances and the value of the Registrant could decline.

Risks Related to OncoVista’s Business

There is substantial doubt as to OncoVista’s ability to continue as a going concern.

OncoVista’s accountants have raised doubts about its ability to continue as a going concern. If sufficient capital is not available, OncoVista would likely be required to scale back or terminate its research and development efforts. OncoVista estimates that its cash reserves will be sufficient to permit it to continue at its anticipated level of operations for at least twelve months. OncoVista plans to increase research and development, product development, and administrative expenses relating to its business during 2007 and 2008 and intends to use its cash reserves, as well as other sources of capital in the event that they shall be available on commercially reasonable terms, to fund these activities and other activities described herein, although OncoVista can provide no assurance that these additional funds will be available in the amounts or at the times it may require. See “Risk Factors -- OncoVista will need additional capital in order to satisfy its business objectives” and “Report of Independent Registered Public Accounting Firm”.

As OncoVista has a limited operating history, investors may not have a sufficient history on which to base an investment decision.

OncoVista was incorporated in September 2004 and is still in early stages of development. Accordingly, it has a limited operating history upon which investors may evaluate its prospects for success. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets such as the life science industry. Such risks include, without limitation, the following:

•	competition;

•	need for acceptance of products;

•	ability to anticipate and adapt to a competitive market and rapid technological developments;

•	amount and timing of operating costs and capital expenditures relating to expansion of OncoVista’s business, operations, and infrastructure; and

•	dependence upon key personnel.

OncoVista cannot be certain that its strategy will be successful or that it will successfully address these risks. In the event that OncoVista does not successfully address these risks, its business, prospects, financial condition, and results of operations could be materially and adversely affected.

OncoVista has substantial debt, a portion of which is payable upon demand.

At June 30, 2007, we had total notes and loans payable of $7,623,785, of which $7,158,574 represents obligations of AdnaGen and, while in certain cases payable on demand, is subject to contingent repayment from the profits of AdnaGen prior to the maturity of such obligation in 2008 and 2010. Of OncoVista’s remaining notes and loans payable, the amount of $464,942, is convertible into shares of OncoVista’s common stock and is payable on demand. Of the total notes and loans payable, an aggregate of $1,245,707 represents accrued interest, which includes $609,638 currently due and $636,339 due long-term. In the event that OncoVista should not have resources sufficient to satisfy these obligations in a timely manner, it would be required to seek alternative means of repayment, which may be on terms that are not advantageous or commercially reasonable, or it may be required to curtail or delay some or all of its development efforts, any of which could have a material adverse effect on its business, prospects, financial condition, and results of operations.

OncoVista is an early stage company with a history of losses and can provide no assurance as to its future operating results.

OncoVista is an early stage company with limited revenues from its contemplated principal business activity. It currently has limited product revenues, and may not succeed in developing or commercializing any products which will generate product or licensing revenues. Other than AdnaGen diagnostic products, it does not expect to have any products on the market for several years. In addition, development of its product candidates requires a process of pre-clinical and clinical testing, during which its products could fail. OncoVista may not be able to enter into agreements with one or more companies experienced in the manufacturing and marketing of pharmaceutical products and, to the extent that it is unable to do so, it will not be able to market its product candidates. Eventual profitability will depend on OncoVista’s success in developing, manufacturing, and marketing its product candidates. OncoVista has experienced net losses and negative cash flows from operating activities since inception and expect such losses and negative cash flows to continue in the foreseeable future. As of December 31, 2006 and 2005, OncoVista had a working capital (deficiency) of $(635,648) and $373,936, respectively, and stockholders’ equity (deficit) of $(5,568,288) and $(825,128), respectively. At June 30, 2007, OncoVista had working capital (deficiency) of $(2,152,029) and stockholders’ equity of $(7,247,699). See OncoVista’s consolidated financial statements and the related notes. For the period from its inception on September 22, 2004 through December 31, 2004, the years ended December 31, 2005 and 2006, and the six months ended June 30, 2007, OncoVista incurred net losses of $(196,235), $(1,616,073), $(8,668,222), and $(2,080,927), respectively. OncoVista may never achieve profitability.

OncoVista’s growth strategy is based in large part upon licensing and acquisition of technologies and products and is not yet proven.

OncoVista’s strategy involves growth through commercialization of products and technologies licensed or acquired by third parties, as well as developed internally, and is largely untested. Accordingly, it is subject to various risks associated with an acquisition growth strategy, including the risk that it will be unable to identify suitable acquisition or licensing candidates in the future, that it will fail to properly transfer acquired or licensed technologies and the related intelligence and know-how, or that it will fail to integrate properly the acquired or licensed technologies into its existing operations. OncoVista’s growth is also largely dependent on its ability to utilize its internal institutional knowledge to further develop the acquired or licensed products or technologies. Any failure by OncoVista to properly execute upon its strategy or to utilize such knowledge could have a material adverse effect on its business, prospects, financial condition, and results of operations.

OncoVista’s success depends on the successful commercialization of its product candidates and technologies.

The successful commercialization of OncoVista’s product candidates and its technologies is crucial for its success. OncoVista’s proposed products and their potential applications are in an early stage of clinical development and face a variety of risks and uncertainties. Principally, these risks include the following:

•
future clinical trial results may show that one or more of OncoVista’s product candidates are not well tolerated by recipients at their respective effective doses or is not efficacious as compared to placebo or the accepted standard of care;

•	future clinical trial results may be inconsistent with OncoVista’s preliminary testing results and data from its earlier studies may be inconsistent with clinical data;

•
even if OncoVista’s product candidates are shown to be safe and effective for their intended purposes, it may face significant or unforeseen difficulties in obtaining or manufacturing sufficient quantities at reasonable prices;

•
OncoVista’s ability to complete the development and commercialization of its products for their intended uses is significantly dependent upon OncoVista’s ability to obtain and maintain experienced and committed partners to assist us with obtaining clinical and regulatory approvals for, and the manufacturing, marketing and distribution of, its products on a worldwide basis;

•
even if OncoVista’s products are successfully developed, commercially produced and receive all necessary regulatory approvals, there is no guarantee that there will be market acceptance of the products; and

•
OncoVista’s competitors may develop therapeutics, treatments, and technologies which are superior or less costly than its own with the result that its products, even if they are successfully developed, manufactured and approved, may not generate significant revenues.

If OncoVista is unsuccessful in dealing with any of these risks, or if it is unable to successfully commercialize its products for some other reason, it would likely seriously harm its business.

OncoVista can provide no assurance of the successful and timely development of its products. OncoVista product candidates are at various stages of research and development. Further development and extensive testing will be required to determine their technical feasibility and commercial viability. OncoVista’s success will depend on its ability to achieve scientific and technological advances and to translate such advances into reliable, commercially competitive products on a timely basis. Products and technologies that we have developed or acquired and may in the future develop or acquire are not likely to be commercially available for some time. The proposed development schedules for its products may be affected by a variety of factors, including technological difficulties, proprietary technology of others, and changes in governmental regulation, many of which will not be within OncoVista’s control. Any delay in the development, introduction, or marketing of OncoVista’s products could result either in such products being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of its projects, the nature of the technology involved, and the other factors, described elsewhere in “Risk Factors”, there can be no assurance that OncoVista will be able to complete successfully the development or marketing of any new products.

OncoVista will need additional capital in order to satisfy its business objectives.

To date, OncoVista has financed its operations principally through offerings of securities exempt from the registration requirements of the Securities Act. It believes that its available resources will be sufficient to meet its anticipated working capital needs for at least the next fourteen months. Notwithstanding the foregoing, OncoVista estimates that it will require substantial additional financing at various intervals in order to continue its in-licensing and research and development programs, including significant requirements for operating expenses including intellectual property protection and enforcement, for pursuit of regulatory approvals, and for commercialization of its products. OncoVista can provide no assurance that additional funding will be available on a timely basis, terms acceptable to it, or at all. In the event that OncoVista is unable to obtain such financing, it will not be able to fully develop and commercialize its technology or acquire or license promising product candidates or technologies. OncoVista’s future capital requirements will depend upon many factors, including:

•	continued scientific progress in its research and development programs;

•	costs and timing of conducting clinical trials and seeking regulatory approvals and patent prosecutions;

•	competing technological and market developments;

•	its ability to establish additional collaborative relationships; and

•	effects of commercialization activities and facility expansions if and as required.

If OncoVista cannot secure adequate financing when needed, it may be required to delay, scale back or eliminate one or more of its research and development or acquisition and in-licensing programs or to enter into license or other arrangements with third parties to commercialize products or technologies that it would otherwise seek to develop itself and commercialize itself. In such event, its business, prospects, financial condition, and results of operations may be adversely affected as it may be required to scale-back, eliminate, or delay development or acquisition efforts or product introductions or enter into royalty, sales or other agreements with third parties in order to commercialize its products.

In the future, OncoVista may rely upon its collaborative agreements with large pharmaceutical companies.

In the future, OncoVista may rely heavily on collaborative agreements with large pharmaceutical companies, governments, or other parties for its revenues. OncoVista’s inability to obtain any one or more of these agreements, on commercially reasonable terms, or at all, or to circumvent the need for any such agreement, could cause significant delays and cost increases and materially affect its ability to develop and commercialize its product candidates. Some of its programs may require the use of multiple proprietary technologies, including technologies created by third parties, especially patented drugs or other substances. Obtaining licenses for these technologies or substances may require OncoVista to make cumulative royalty payments or other payments to several third parties, potentially reducing amounts paid to it or making the cost of its products commercially prohibitive. Manufacturing of drug products may also require licensing technologies and intellectual property from third parties.

OncoVista relies upon patents to protect its technology. OncoVista may be unable to protect its intellectual property rights and it may be liable for infringing the intellectual property rights of others.

OncoVista’s ability to compete effectively will depend on its ability to maintain the proprietary nature of its intellectual property. OncoVista currently holds rights to twelve issued patents and approximately two dozen pending patent applications in the United States and corresponding patents and patent applications filed in certain other countries covering proprietary compositions of matter and methods and their proposed use in cancer therapeutics. Further, OncoVista intends to rely on a combination of trade secrets and non-disclosure, and other contractual agreements and technical measures to protect its rights in its technology. OncoVista intends to depend upon confidentiality agreements with its officers, directors, employees, consultants, and subcontractors, as well as collaborative partners, to maintain the proprietary nature of its technology. These measures may not afford OncoVista sufficient or complete protection, and others may independently develop technology similar to OncoVista’s, otherwise avoid its confidentiality agreements, or produce patents that would materially and adversely affect its business, prospects, financial condition, and results of operations. OncoVista believes that its technology is not subject to any infringement actions based upon the patents of any third parties; however, its technology may in the future be found to infringe upon the rights of others. Others may assert infringement claims against OncoVista, and if it should be found to infringe upon their patents, or otherwise impermissibly utilize their intellectual property, OncoVista’s ability to continue to use its technology or the licensed technology could be materially restricted or prohibited. If this event occurs, OncoVista may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign its products so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Licenses or royalty agreements required in order for OncoVista to use this technology may not be available on terms acceptable to it, or at all. These claims could result in litigation, which could materially adversely affect OncoVista’s business, prospects, financial condition, and results of operations.

The patent position of biopharmaceutical and biotechnology firms is generally uncertain and involves complex legal and factual questions. OncoVista does not know whether any of its current or future patent applications will result in the issuance of any patents. Even issued patents may be challenged, invalidated or circumvented. Patents may not provide a competitive advantage or afford protection against competitors with similar technology. Competitors or potential competitors may have filed applications for, or may have received patents and may obtain additional and proprietary rights to compounds or processes used by or competitive with OncoVista’s. In addition, laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States or Canada.

Patent litigation is becoming widespread in the biotechnology industry and OncoVista cannot predict how this will affect its efforts to form strategic alliances, conduct clinical testing or manufacture and market any products under development. If challenged, OncoVista’s patents may not be held to be valid. OncoVista could also become involved in interference proceedings in connection with one or more of its patents or patent applications to determine priority of invention. If OncoVista become involved in any litigation, interference or other administrative proceedings, it will likely incur substantial expenses and the efforts of its technical and management personnel will be significantly diverted. In addition, an adverse determination could subject OncoVista to significant liabilities or require it to seek licenses that may not be available on favorable terms, if at all. OncoVista may be restricted or prevented from manufacturing and selling its products in the event of an adverse determination in a judicial or administrative proceeding or if it fails to obtain necessary licenses. If any such litigation should involve products or technologies licensed or acquired by OncoVista from third parties, OncoVista would rely upon the indemnification provisions set forth in such agreements. Any failure by the relevant licensor or seller to honor such provisions could require OncoVista to protect its rights through further litigation, which could be expensive and time-consuming.

OncoVista’s commercial success will also depend significantly on its ability to operate without infringing the patents and other proprietary rights of third parties. Patent applications are, in many cases, maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications are filed. In the event of infringement or violation of another party’s patent, OncoVista may be prevented from pursuing product development or commercialization. See “Business - Intellectual Property”.

OncoVista can provide no assurance that its products will obtain regulatory approval or that the results of clinical studies will be favorable.

The testing, marketing and manufacturing of any of OncoVista’s products will require the approval of the FDA. OncoVista cannot predict with any certainty the amount of time necessary to obtain such FDA approvals and whether any such approvals will ultimately be granted. In any event, review and approval by the FDA is anticipated to take a number of years. Preclinical and clinical trials may reveal that one or more of OncoVista’s products are ineffective or unsafe, in which event further development of such products could be seriously delayed or terminated. Moreover, obtaining approval for certain products may require the testing on human subjects of substances whose effects on humans are not fully understood or documented. Delays in obtaining FDA or any other necessary regulatory approvals of any proposed product and failure to receive such approvals would have an adverse effect on the product’s potential commercial success and on OncoVista’s business, prospects, financial condition, and results of operations. In addition, it is possible that a product may be found to be ineffective or unsafe due to conditions or facts which arise after development has been completed and regulatory approvals have been obtained. In this event OncoVista may be required to withdraw such product from the market. To the extent that OncoVista’s success will depend on any regulatory approvals from governmental authorities outside of the United States which perform roles similar to that of the FDA, uncertainties similar to those stated above will also exist. See “Business - Governmental Regulation”.

If OncoVista’s products are commercialized, it may be subject to product liability claims.

The testing, marketing, and sale of pharmaceutical products entail inherent risks. If OncoVista succeeds in developing new pharmaceutical products, the sale of such products may expose it to potential liability resulting from the use of such products. Such liability might result from claims made directly by consumers or by pharmaceutical companies or others selling such products. While OncoVista may seek to obtain product liability insurance, there can be no assurance that it will be able to obtain such insurance or, if obtained, that such insurance can be acquired in amounts sufficient to protect OncoVista against such potential liability or at a reasonable cost. Other than for one of its products in development, OncoVista does not presently maintain product liability insurance.

As OncoVista has no sales, marketing, and distribution capabilities other than its AdnaGen operations, it will be required to either develop such capabilities or to outsource these activities to third parties.

OncoVista currently has no sales, marketing or distribution capabilities other than its AdnaGen operations. In order to succeed, OncoVista ultimately will be required to either develop such capabilities or to outsource these activities to third parties. OncoVista can provide no assurance that third parties will be interested in acting as its outsourced sales, marketing, and distribution arms on a timely basis, on commercially reasonable terms, or at all. If OncoVista is unable to establish sales, marketing, or distribution capabilities either by developing its own organization or by entering into agreements with others, it may be unable to successfully sell any products that it is able to begin to commercialize, which would have a material adverse effect upon OncoVista’s business, prospects, financial condition, and results of operations. Further, in the event that OncoVista is required to outsource these functions on disadvantageous terms, it may be required to pay a relatively large portion of its net revenue to these organizations, which would have a material adverse effect upon its business, prospects, financial condition, and results of operations.

OncoVista has no experience manufacturing its products.

OncoVista currently lacks the resources to manufacture any of its product candidates on a large scale. OncoVista’s ability to conduct clinical trials and commercialize its product candidates will depend, in part, on its ability to manufacture its products, either directly or, as currently intended, through contract manufacturers, at a competitive cost and in accordance with current Good Manufacturing Practices (“cGMP”) and other regulatory requirements. OncoVista anticipates that it will be required to depend on contract manufacturers or collaborative partners for the manufacturing of its product candidates for preclinical studies and clinical trials and intend to use contract manufacturers to produce any products OncoVista may eventually commercialize. If OncoVista is not able to obtain contract manufacturing on commercially reasonable terms, it may not be able to conduct or complete clinical trials or commercialize its product candidates. OncoVista has identified multiple suppliers for most if not all of the components of its drug product candidates, although OncoVista can provide no assurance that these components will be available when needed on commercially reasonable terms.

In order to succeed, OncoVista ultimately will be required to either develop such manufacturing capabilities or to outsource manufacturing on a long-term basis to third parties. OncoVista can provide no assurance that third parties will be interested in manufacturing its products on a timely basis, on commercially reasonable terms, or at all. If OncoVista is unable to establish manufacturing capabilities either by developing its own organization or by entering into agreements with others, it may be unable to commercialize its products, which would have a material adverse effect upon its business, prospects, financial condition, and results of operations. Further, in the event that OncoVista is required to outsource these functions on disadvantageous terms, it may be required to pay a relatively large portion of its net revenue to these organizations, which would have a material adverse effect upon OncoVista’s business, prospects, financial condition, and results of operations.

OncoVista has limited experience in conducting clinical trials.

Clinical trials must meet FDA and foreign regulatory requirements. OncoVista has limited experience in designing, conducting and managing the preclinical studies and clinical trials necessary to obtain regulatory approval for its product candidates in any country. OncoVista may encounter problems in clinical trials that may cause it or the FDA or foreign regulatory agencies to delay, suspend or terminate its clinical trials at any phase. These problems could include the possibility that OncoVista may not be able to conduct clinical trials at its preferred sites, enroll a sufficient number of patients for its clinical trials at one or more sites or begin or successfully complete clinical trials in a timely fashion, if at all. Furthermore, OncoVista, the FDA or foreign regulatory agencies may suspend clinical trials at any time if OncoVista or they believe the subjects participating in the trials are being exposed to unacceptable health risks or if OncoVista or they find deficiencies in the clinical trial process or conduct of the investigation. If clinical trials of any of the product candidates fail, OncoVista will not be able to market the product candidate which is the subject of the failed clinical trials. The FDA and foreign regulatory agencies could also require additional clinical trials, which would result in increased costs and significant development delays. OncoVista’s failure to adequately demonstrate the safety and effectiveness of a pharmaceutical product candidate under development could delay or prevent regulatory approval of the product candidate and could have a material adverse effect on OncoVista’s business, prospects, financial condition, and results of operations.

OncoVista is dependent upon third party suppliers of its raw materials.

OncoVista is dependent on outside vendors for its supplies of raw materials. While OncoVista believes that there are numerous sources of supply available, if the third party suppliers were to cease production or otherwise fail to supply OncoVista with quality raw materials in sufficient quantities on a timely basis and OncoVista was unable to contract on acceptable terms for these services with alternative suppliers, its ability to produce its products and to conduct testing and clinical trials would be materially adversely affected.

OncoVista has limited senior management resources; OncoVista may be unable to effectively manage growth with its limited resources.

OncoVista expects the expansion of its business to place a significant strain on its limited managerial, operational, and financial resources. OncoVista will be required to expand its operational and financial systems significantly and to expand, train, and manage its work force in order to manage the expansion of its operations. OncoVista’s failure to fully integrate its new employees into its operations could have a material adverse effect on its business, prospects, financial condition, and results of operations. OncoVista’s ability to attract and retain highly skilled personnel is critical to its operations and expansion. OncoVista faces competition for these types of personnel from other technology companies and more established organizations, many of which have significantly larger operations and greater financial, technical, human, and other resources than it has. OncoVista may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. If OncoVista is not successful in attracting and retaining these personnel, OncoVista’s business, prospects, financial condition, and results of operations will be materially adversely affected. See “Business - OncoVista’s Strategy” and “Business - Employees”.

OncoVista depends upon its senior management and skilled personnel and their loss or unavailability could put it at a competitive disadvantage.

OncoVista currently depends upon the efforts and abilities of its senior executives, as well as the services of several key consultants and other key personnel. The loss or unavailability of the services of any of these individuals for any significant period of time could have a material adverse effect on OncoVista’s business, prospects, financial condition, and results of operations. In addition, recruiting and retaining qualified scientific personnel to perform future research and development work will be critical to OncoVista’s success. There is currently a shortage of employees with expertise in OncoVista’s areas of research and clinical and regulatory affairs, and this shortage is likely to continue. Competition for skilled personnel is intense and turnover rates are high. OncoVista’s ability to attract and retain qualified personnel may be limited. OncoVista’s inability to attract and retain qualified skilled personnel would have a material adverse effect on its business, prospects, financial condition, and results of operations.

Because OncoVista will not pay cash dividends, investors may have to sell shares in order to realize their investment.

OncoVista has not paid any cash dividends on its common stock and does not intend to pay cash dividends in the foreseeable future. OncoVista intends to retain future earnings, if any, for reinvestment in the development and expansion of its business. Any credit agreements which OncoVista may enter into with institutional lenders or otherwise may restrict its ability to pay dividends. Whether OncoVista pays cash dividends in the future will be at the discretion of its board of directors and will be dependent upon its financial condition, results of operations, capital requirements, and any other factors that the board of directors decides is relevant. See “Description of Securities”.

Risks Related to the Industry

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition. OncoVista may be unable to compete with more substantial enterprises.

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition. As a result, OncoVista’s actual or proposed products could become obsolete before it recovers any portion of its related research and development and commercialization expenses. OncoVista’s industries are highly competitive, and this competition comes from both from biotechnology firms and from major pharmaceutical and chemical companies. Many of these companies have substantially greater financial, marketing, and human resources than OncoVista does (including, in some cases, substantially greater experience in clinical testing, manufacturing, and marketing of pharmaceutical products). OncoVista also experiences competition in the development of its products from universities and other research institutions and competes with others in acquiring technology from such universities and institutions. In addition, certain of OncoVista’s products may be subject to competition from products developed using other technologies. See “Business - Competition”.

The government regulatory approval process is time consuming and expensive.

To date, OncoVista has not submitted a marketing application for any product candidate to the FDA or any foreign regulatory agency, and none of its product candidates have been approved for commercialization in any country other than AdnaGen’s diagnostic products. Prior to commercialization, each product candidate will be subject to an extensive and lengthy governmental regulatory approval process in the United States and in other countries. OncoVista may not be able to obtain regulatory approval for any product candidate it develops or, even if approval is obtained, the labeling for such products may place restrictions on their use that could materially impact the marketability and profitability of the product subject to such restrictions. OncoVista has limited experience in designing, conducting and managing the clinical testing necessary to obtain such regulatory approval. Satisfaction of these regulatory requirements, which includes satisfying the FDA and foreign regulatory authorities that the product is both safe and effective for its intended therapeutic uses, typically takes several years depending upon the type, complexity and novelty of the product and requires the expenditure of substantial resources.

Any manufacturer to produce OncoVista’s products will be required to comply with extensive government regulation.

Before OncoVista can begin to commercially manufacture any of its product candidates, it must either secure manufacturing in an approved manufacturing facility or obtain regulatory approval of its own manufacturing facility and processes. In addition, the manufacturing of its product candidates must comply with cGMP and/or other requirements of the FDA and requirements by regulatory agencies in other countries. These requirements govern, among other things, quality control and documentation procedures. OncoVista or any third-party manufacturer of OncoVista’s product candidates, may not be able to comply with these requirements, which would prevent OncoVista from selling such products. Material changes to the manufacturing processes of OncoVista’s products after approvals have been granted are also subject to review and approval by the FDA or other regulatory agencies.

The commercial success of any newly-introduced pharmaceutical product depends in part upon the ability of patients to obtain adequate reimbursement.

If OncoVista succeeds in bringing its product candidates to market, they may not be considered cost-effective, and coverage and adequate payments may not be available or may not be sufficient to allow OncoVista to sell its products on a competitive basis. In both the United States and elsewhere, sales of medical products, diagnostics, and therapeutics are dependent, in part, on the availability of reimbursement from third party payors, such as health maintenance organizations and other private insurance plans and governmental programs such as Medicare. Third party payors are increasingly challenging the prices charged for pharmaceutical products and services. OncoVista anticipates that its business will be affected by the efforts of government and third party payors to contain or reduce the cost of health care through various means. In the United States, there have been and will continue to be a number of federal and state proposals to implement government controls on pricing. Similar government pricing controls exist in varying degrees in other countries. In addition, the emphasis on managed care in the United States has increased and will continue to increase the pressure on the pricing of pharmaceutical products. OncoVista cannot predict whether any legislative or regulatory proposals will be adopted or the effect these proposals or managed care efforts may have on its business.

The Registrant will incur increased costs as a result of being an active operating public company, compared to the historical operations.

As a public active operating company, the Registrant will incur significant legal, accounting and other expenses that OncoVista did not incur as a private company and that the Registrant did not incur as having limited operations. In addition, the Sarbanes-Oxley Act of 2002, (the “Sarbanes-Oxley Act”), as well as rules implemented by the SEC, require changes in corporate governance practices of public companies. It may be time consuming, difficult and costly for the Registrant to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act and exchange compliance requirements. The Registrant may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures. In addition, the Registrant will incur additional costs associated with its public company reporting requirements which will significantly increase as a result of the Registrant becoming an active operating public company with a larger group of stockholders. The Registrant also expects these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for the Registrant to attract and retain qualified persons to serve on its board or as executive officers.

Risks Related to Common Stock

There is no assurance of an established and sustained public trading market of Registrant’s securities.

Registrant is listed on the OTCBB under the symbol “AVUG.OB”. On October 26, 2007, trading of the Registrant’s shares began for the first time and there can be no assurances that an active market for Registrant’s common stock will be established and sustained.

Failure to cause a registration statement to become effective in a timely manner could materially adversely affect the Registrant.

OncoVista (and as a result of the Merger, the Registrant) agreed, at its expense, to prepare a registration statement covering the shares of OncoVista Common Stock and OncoVista Common Stock underlying the warrants sold and issued in connection with a private placement that closed on August 15, 2007 (the “2007 Private Placement”), which as a result of the Merger will cover shares of Registrant Common Stock and Registrant Common Stock underlying such warrants (rather than OncoVista Common Stock). The Registrant’s obligation includes filing a registration statement with the Commission by October 15, 2007. If the Registrant does not file a registration statement with the Commission prior to November 14, 2007 or cause such registration statement to be declared effective by January 13, 2008, it is obligated to pay liquidated damages of 0.5% of the purchase price for each 30 days of delay up to a maximum of 10% of the purchase price. The Registrant expects to file a registration statement prior to the time liquidated damages would be triggered. There are however many reasons, including those over which the Registrant has no control, which could delay the filing or effectiveness of the registration statement, including delays resulting from the Commission’s review process and comments raised by the Commission during that process. Failure to file or cause a registration statement to become effective in a timely manner or maintain its effectiveness could materially adversely affect the Registrant.

In addition, OncoVista has granted to certain of its shareholders piggyback registration rights on any registration statement filed by OncoVista with the Commission covering shares for its own account or others (other than Form S-4 or Form S-8 or their equivalents relating to shares to be issued solely in connection with any acquisition of any entity or business or shares Stock issuable in connection with stock option or other employee benefit plans). OncoVista is currently seeking such shareholders to waive their piggyback registration rights with respect to the registration statement that it intends to file in connection with the 2007 Private Placement. OncoVista believes that its shareholders will waive such piggyback registration rights, however, there are no assurances that all such shareholders will consent.

The market price of Registrant’s common stock is likely to be highly volatile and subject to wide fluctuations.

Assuming Registrant is able to establish and maintain an active trading market for its common stock, the market price of its common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond Registrant’s control, including:

•	announcements of acquisitions or licensing by the Registrant or business initiatives by Registrant’s competitors;

•	quarterly variations in its revenues and operating expenses;

•
dilution caused by Registrant’s issuance of additional shares of common stock and other forms of equity securities, which it expects to make in connection with future capital financings to fund its operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	changes in expectations as to the Registrant’s business, prospects, financial condition, and results of operations;

•	significant sales of Registrant’s common stock, including sales by selling stockholders and by future investors in future offerings it expects to make to raise additional capital;

•	changes in the accounting methods used in or otherwise affecting Registrant’s industry; or

•	changes in the valuation of similarly situated companies, both in Registrant’s industry and in other industries;

•	fluctuations in interest rates and the availability of capital in the capital markets;

•	departures of key personnel; and

•	regulatory considerations.

These and other factors are largely beyond Registrant’s control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of Registrant’s common stock and its results of operations and financial condition.

Registrant’s common stock is deemed to be a "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements

The SEC has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of Registrant’s common stock is currently less than $5.00 per share and therefore is a “penny stock” according to Commission rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell Registrant’s common stock and may affect the ability of investors hereunder to sell their shares.

Future sales of common stock or the issuance of securities senior to the common stock or convertible into, or exchangeable or exercisable for, common stock could materially adversely affect the trading price of the common stock, and our ability to raise funds in new equity offerings.

Future sales of substantial amounts of Registrant’s common stock or other equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of its common stock and could impair our ability to raise capital through future offerings of equity or other equity-related securities. The Registrant can make no prediction as to the effect, if any, that future sales of shares of common stock or equity-related securities, or the availability of shares of common stock for future sale, will have on the trading price of our common stock.

Registrant’s issuance of warrants and options to investors, employees and consultants may have a negative effect on the trading prices of Registrant’s common stock as well as a dilutive effect.

The Registrant has, as a result of the merger, issued and may continue to issue warrants and options at or below the current market price. As of November 13, 2007, the Registrant has 3,091,712 outstanding warrants and options to investors, employees and consultants. In addition to the dilutive effect of a large number of shares and a low exercise price for the warrants and options, there is a potential that a large number of underlying shares may be sold in the open market at any given time, which could place downward pressure on the trading of the Registrant’s common stock.

Because OncoVista is becoming public by means of a reverse merger, it may not be able to attract the attention of major brokerage firms.

There may be risks associated with OncoVista becoming public through a “reverse merger”.  Securities analysts of major brokerage firms may not provide coverage of Registrant since there is no incentive to brokerage firms to recommend the purchase of Registrant’s common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of Registrant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations of OncoVista contains forward-looking statements which involve risks and uncertainties. OncoVista’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Report. The Registrant assumes no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with OncoVista’s financial statements and related notes filed as an exhibit to this Report.

Overview

OncoVista is a biopharmaceutical company engaged in the development and commercialization of targeted cancer therapies both through the acquisition of rights to technologies and drugs from others and through the development of proprietary products. OncoVista intends to identify, develop, and rapidly commercialize innovative therapies for the safer and more efficacious treatment and cure of cancer. By commercializing its novel therapeutics, OncoVista plans to address a significant share of the U.S. market for cancer therapeutics that Frost and Sullivan currently estimates at $32 billion and expects to grow to $70 billion by 2010. In addition, OncoVista’s proprietary diagnostic technology facilitates stratification of clinical trial patients. OncoVista believes that the development of targeted approaches to the administration of anticancer agents should lead to improved outcomes and/or reduced toxicity.

OncoVista was incorporated on September 22, 2004 under the laws of the State of Delaware. Its headquarters is located at 14785 Omicron Drive, Suite 104, San Antonio, Texas 78245. In December 2005, OncoVista obtained the rights to its diagnostic technology through the acquisition of a 51% interest in AdnaGen AG of Germany. It has the right to purchase the remaining interests in AdnaGen through December 31, 2007. AdnaGen focuses on the development of innovative tumor diagnostics by utilizing its proprietary technology for the detection and analysis of rare cells. For financial reporting purposes, the acquisition of AdnaGen was treated as a business combination pursuant to SFAS No. 141. In January 2006, OncoVista acquired the rights to Cordycepin and certain analogs through the acquisition of Aengus Pharmaceuticals, Inc.

Plan of Operation

Short Term Business Plan

OncoVista is biopharmaceutical company developing innovative therapies for cancer. OncoVista believes that the use of biomarkers to 1) determine suitability of specific treatments as well as 2) provide an early indication of treatment success or failure will be key to bringing personalized targeted medicines to market.

OncoVista’s product pipeline is comprised of advanced (Phase II) and early (Phase I) clinical-stage compounds, late preclinical drug candidates and early preclinical leads. OncoVista is not committed to any single treatment modality or class of compound, but believes that successful treatment of cancer requires and tailored approach based upon individual patient disease characteristics.

The extensive experience of OncoVista’s management team and clinical advisory board in the area of oncology drug development allows OncoVista to design and execute clinical development and registration strategies that are intended to significantly reduce the time to market for its drug candidates. In addition, the utilization of proprietary technology for detection and characterization of biomarkers expressed by circulating tumor cells (CTCs) will be particularly useful in allowing OncoVista to select patients most likely to respond to its therapies, as well as providing early feedback concerning treatment efficacy.

OncoVista’s lead product candidate is Cordycepin (OVI-123) which is in Phase I/II clinical trials for refractory leukemia patients who express the enzyme terminal deoxynucleotidyl transferase (TdT). OncoVista has received orphan drug designation from the FDA for Cordycepin which affords it seven years of market exclusivity once the drug is approved for marketing. OncoVista expects to enroll the first patient on trial before the end of 2007.

OncoVista’s lead drug candidate from the L-nucleoside conjugate program (OVI-117) is currently in GLP animal drug safety studies. Once the studies are completed, OncoVista will compile and submit an Investigational New Drug (IND) application to the FDA in order to obtain approval to conduct Phase I clinical trials in humans.

OncoVista is also marketing kits in Europe for the detection of CTCs in breast and colon cancer patients. The kits are manufactured by AdnaGen AG (which is 51% owned by OncoVista) and marketed through an agreement with Innogenetics. OncoVista is working towards obtaining approval to market the kits in the US.

Long Term Business Strategy

If any of OncoVista’s clinical-stage drugs shows impressive response rates in patients, OncoVista will seek accelerated approval for marketing based on the Phase II data. Of course, at this preliminary stage there can be no assurance that any such candidates will show significant promise, and OncoVista may be obligated to conduct large, randomized Phase III clinical trials to obtain FDA approval. OncoVista plans to ultimately seek a strategic commercial partner, or partners, with extensive experience in the development, commercialization, and marketing of cancer drugs, although there can be no assurance that it will locate a strategic commercial partner or partners on terms commercially acceptable. OncoVista anticipates such partner, or partners, would be responsible for, or substantially support, late stage clinical trials (Phase III) to ensure regulatory approvals and registrations in the appropriate territories in a timely manner. OncoVista further anticipates that the partner, or partners, would be responsible for sales and marketing of OncoVista’s drugs in certain agreed upon territories. Such planned strategic partnership, or partnerships, may provide a marketing and sales infrastructure for OncoVista’s products as well as financial and operational support for global clinical trials, post marketing studies, label expansions and other regulatory requirements concerning future clinical development in the United States and elsewhere. Any future strategic partner, or partners, may also provide capital and expertise that would enable the partnership to develop new formulations of therapies suitable for patients at different stages of disease progression. Under certain circumstances, OncoVista may determine to develop one or more of its cancer therapies on its own, either world-wide or in select territories.

Other Research and Development Plans

In addition to conducting Phase I and Phase II clinical trials, OncoVista plans to conduct pre-clinical research to accomplish the following:

•	further deepen and broaden its understanding of the mechanism of action (MoA) of its products in cancer;

•	develop alternative delivery systems, determine the optimal dosage for different patient groups;

•	demonstrate proof of concept in animal models of human cancers;

•	develop biomarker panels that complement its therapeutic products, based upon knowledge of the drugs MoA;

•	develop successor products to its current products.

OncoVista also plans to pursue its interest in the application of nanotechnologies in cancer therapy through strategic alliances, partnerships and licensing agreements.

OncoVista has an on-going program in the discovery-stage that is seeking compounds that bind selectively to specific types of a protein known as tubulin. Microtubules are structures within cells that are required for cell replication and division. Many anti-cancer drugs target and bind to microtubules (including paclitaxel and Taxotere). Microtubules are formed by polymerization of tubulin proteins. There are many known variants, or isotypes, of tubulin. These isotypes occur in different proportions in different cell types. There is a body of evidence which strongly suggests that drugs that are bound by specific tubulin isotypes are active against certain drug-resistant tumors. OncoVista has licensed technologies from the University of Texas at San Antonio as well as the University of Alberta that will enable it to search for such tubulin-isotype specific drugs. OncoVista plans to put in place in its labs a high throughput screening assay to enable it to rapidly screen libraries of known compounds as well as evaluate new compounds designed and synthesized in-house. OncoVista hopes that this program will eventually generate several promising lead candidates for preclinical development.

OncoVista’s plan is to patent any successful inventions resulting from its future research activities and to exploit any other means that may exist to protect its future anti-cancer therapies in the commercial markets; although at this early stage there can be no assurance that there will be any successful inventions resulting from such research activities.

Other Strategic Plans

In addition to developing its existing anti-cancer drug portfolio, OncoVista plans to obtain rights to additional drug candidates through licensing, partnerships and mergers/acquisitions. Its efforts in this area will, of course, be guided by business considerations (cost of the opportunity, fit with existing portfolio, etc.) as well as input from OncoVista’s clinical advisory board regarding likelihood of successful clinical development and marketing approval. OncoVista’s goal is to create a well-balanced product portfolio including lead molecules in different stages of development and addressing different medical needs.

Critical Accounting Policies

OncoVista has identified the policies below as critical to its business operations and the understanding of its results of operations The impact and any associated risks related to these policies on OncoVista’s business operations are discussed throughout this section where such policies affect its reported and expected financial results. OncoVista’s preparation of its financial statements requires it to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of its financial statements, and the reported amounts of revenues and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Principles of Consolidation. The consolidated financial statements of OncoVista include the accounts of OncoVista and AdnaGen AG (collectively, the “Company”). AdnaGen AG had no operations from the date of its acquisition, December 29, 2005, to December 31, 2005. Therefore, the consolidated statement of operations of OncoVista for the year ended December 31, 2005 is solely that of OncoVista. All intercompany balances have been eliminated.

Revenue Recognition. OncoVista recognizes revenue when each of the following four criteria is met: 1) a contract or sales arrangement exists; 2) products have been shipped or services have been rendered; 3) the price of the products or services is fixed or determinable; and 4) collectibility is reasonably assured. OncoVista’s customers have no right of return for products sold.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management of OncoVista to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during 2007, 2006 and 2005 include depreciable lives of property, valuation of stock options and warrants granted for services or compensation pursuant to SFAS No. 123(R), and the valuation allowance for deferred tax assets.

Inventory. OncoVista’s inventory is stated at the lower of cost or market, determined by the first-in, first-out (FIFO) method. Inventory consists of finished goods in the form of select and detect breast cancer and colon cancer kits. During 2007, 2006 and 2005, there were no write-downs to net realizable value due to obsolescence.

Long-Lived Assets. OncoVista’s long-lived assets, other than Goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Goodwill and Intangibles. Goodwill represents the excess purchase price over the fair value of net assts acquired. OncoVista applies the provisions of Financial Accounting Standards Board (“FASB”) Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), in accounting for goodwill. SFAS 142 requires that goodwill and other intangible assets that have indefinite lives not be amortized but instead be tested at least annually by the reporting unit for impairment or more frequently when events or changes in circumstances indicate that the asset might be impaired. For indefinite lived intangible assets, impairment is tested by comparing the carrying value of the asset to the fair value of the reporting unit to which they are assigned.

Income Taxes. Significant management judgment is required in developing the provision for income taxes, including the determination of foreign tax liabilities, deferred tax assets and liabilities and any valuation allowances that might be required against the deferred tax assets. Management of OncoVista evaluates its ability to realize its deferred tax assets on a quarterly basis and adjusts its valuation allowance when it believes that it is more likely than not that the asset will not be realized. OncoVista follows Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax base. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized.

Foreign Country Risks. OncoVista may be exposed to certain risks as a portion of its operations are being conducted in Europe. These include risks associated with, among others, the political, economic and legal environment, as well as foreign currency exchange risk. OncoVista’s results may be adversely affected by change in the political and social conditions in Europe due to governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversions and remittances abroad, and rates and methods of taxation, among other things. OncoVista does not believe these risks to be significant, and no such losses have occurred in the current or prior years because of these factors. However, there can be no assurance those changes in political and other conditions will not result in any adverse impact in future periods.

Regulatory Matters. Regulations imposed by federal, state and local authorities in the United States, as well as authorities in other countries, are a significant factor in the conduct of research, development, manufacturing and eventual marketing of OncoVista’s products. In the United States, drugs, biological products, and medical devices are regulated by the United States Food, Drug and Cosmetic Act, which is administered by the U.S. Food and Drug Administration. In Europe, sales of diagnostic products are regulated by Directorate General III of the European Commission, which allows OncoVista’s subsidiary to market its products under CE label as clinical diagnostics in the European Community.

Share-Based Compensation OncoVista follows Statement of Financial Accounting Standards No. 123(R) (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including grants of employee stock options based on estimated fair values. OncoVista has used the Black-Scholes option pricing model to estimate grant date fair value for all option grants.

Foreign Currency Translation. The financial position and results of operations of OncoVista’s foreign subsidiary are measured using the local currency (Euros) as the functional currency. Assets and liabilities of the subsidiary have been translated at current exchange rates as of December 31, 2006 and 2005, and as of June 30, 2007 and 2006, and related revenue and expenses have been translated at average exchange rates for the years ended December 31, 2006 and 2005 and for the six months ended June 30, 2007 and 2006. All equity transactions have been translated at their historical rates when the transaction occurred. The aggregate effect of translation adjustments is included as a component of accumulated other comprehensive loss and as a component of stockholders’ deficit. Transaction gains and losses related to operating assets and liabilities are included in general and administrative expense.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” (SFAS 155), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (SFAS 133) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (SFAS 140). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that it is a derivative financial instrument. OncoVista adopted SFAS No. 155 on January 1, 2007 and it did not have a material effect on its financial consolidated financial position, results of operations or cash flows.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, (“FIN 48”) “Accounting for Uncertainty in Income Taxes - An Interpretation of SFAS No. 109.” This Interpretation provides guidance for recognizing and measuring certain tax positions, as defined in FASB No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification and disclosure of uncertain tax positions. FIN 48 was adopted effective January 1, 2007, and it did not have a material impact on their financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), Fair Value Measurements. SFAS 157 clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it established a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. OncoVista does not expect the adoption of SFAS 157 to have a material impact on their financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158 (“SFAS 158”), “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS 158 requires employers to recognize the under funded or over funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after December 15, 2006. The new measurement date requirement applies for fiscal years ending after December 15, 2008. OncoVista does not expect the adoption of SFAS 158 to have a material impact on their consolidated financial position, results of operations or cash flows.

Results of Operations

The following table sets forth, for the periods indicated, certain line items from OncoVista’s statement of operations, expressed as a percentage of its net sales:

	Year Ended December 31,			Six Months Months Ended June 30,
	2006	2005		2007	2006

Revenues	100.0%	100.0%	(1)	100.0%	100.0% (1)
Operating Expenses:
Research and Development	115.8	--		199.4	124.7
General and Administrative Expenses	175.3	--		323.1	216.0
Total Operating Expenses	291.1	--		522.5	340.7
Income (Loss) from Operations	(191.1)	--		(422.5)	(240.7)
Other Income (Expense):
Interest Income	4.6	--		4.6	48.3
Impairment of Intangible Asset and Goodwill	(231.1)	--			--
Foreign Currency Transaction Loss	--	--		--	19.2
Other (Expense)	--	--		3.2	--
Interest (Expense)	(32.0)	--		(23.4)	(30.0)
Net Income (Loss)	(449.7)	--		(438.1)	(222.4)

____________
(1) No revenues were recorded during the referenced period.

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

Revenue. Revenue increased from $0 during the year ended December 31, 2005 to $1,927,456 for the year ended December 31, 2006, of which $1,887,456 in revenue was attributable to third parties and $40,000 was attributable to related parties.

Operating Expenses. Operating expenses increased by $3,993,249, or 246.8%, to $5,611,209 for the year ended December 31, 2006 as compared to $1,617,960 for the year ended December 31, 2005, as a result of the addition of OncoVista’s German subsidiary and increased research and development expenses and general and administrative expenses during the year ended December 31, 2006. Research and development expenses increased by $1,590,288, or 248.0%, to $2,231,614 for the year ended December 31, 2006 as compared to $641,326 for the year ended December 31, 2005, as a result of the addition of the German subsidiary, acquisition activities, and expense of share based compensation. General and administrative expenses increased $2,402,961, or 246.0% from $976,634 for the year ended December 31, 2005 to $3,379,595 for the year ended December 31, 2006, primarily as a result of the addition of the German subsidiary and increased professional fees, including legal and accounting costs, and expenses related to share based compensation during the year ended December 31, 2006. General and administrative costs are expected to increase in future periods due to additional costs for professional services related to becoming a public company along with insurance and other additional costs.

Other Income (Expense). Other income (expense) increased by $4,986,356 to $(4,984,469) during the year ended December 31, 2006 as compared to $1,887 for the year ended December 31, 2005 as a result of the following:

•	an increase in interest income of $80,127 to $88,498 for the year ended December 31, 2006, as compared to $8,371 for the year ended December 31, 2005;

•	a charge of $4,456,035 during the year ended December 31, 2006 attributable to the impairment of intangible assets and goodwill associated with OncoVista’s German subsidiary; and

•	an increase in interest expense of $610,448 to $616,932 during the year ended December 31, 2006 as compared to $6,484 for the year ended December 31, 2005.

Net Income (Loss). As a result of the foregoing, OncoVista’s net (loss) increased by $(7,052,149) to $(8,668,222) for the year ended December 31, 2006 as compared to a net (loss) of $(1,616,073) for the year ended December 31, 2005.

Six Months Ended June 30, 2007 Compared to the Six Months Ended June 30, 2006

Revenue. Revenue decreased by $251,803, or 9.2%, to $474,945 during the six months ended June 30, 2006 from $802,277 for the six months ended June 30, 2006, all of which was attributable to third parties.

Operating Expenses. Operating expenses decreased by $979,116, or 28.3%, to $2,481,616 for the six months ended June 30, 2007 as compared to $2,733,419 for the six months ended June 30, 2006, as a result of decreased research and development expenses and general and administrative expenses during the six months ended June 30, 2007. Research and development expenses decreased by $53,428, or 5.3%, to $946,916 for the six months ended June 30, 2007 as compared to $1,000,344 for the six months ended June 30, 2006, as a result of expenses related to stock based compensation. General and administrative expenses decreased by $198,375, or 11.4% to $1,534,700 for the six months ended June 30, 2007 from $1,733,075 for the six months ended June 30, 2006, primarily as a result of decreases in expenses for stock based compensation and increased professional fees being offset by savings realized from reorganizing its German subsidiary. General and administrative costs are expected to increase in future periods due to additional costs for professional services related to becoming a public company along with insurance and other additional costs.

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

Revenue. Revenue increased from $0 during the year ended December 31, 2005 to $1,927,456 for the year ended December 31, 2006, of which $1,887,456 in revenue was attributable to third parties and $40,000 was attributable to related parties.

Operating Expenses. Operating expenses increased by $3,993,249, or 246.8%, to $5,611,209 for the year ended December 31, 2006 as compared to $1,617,960 for the year ended December 31, 2005, as a result of the addition of our German subsidiary and increased research and development expenses and general and administrative expenses during the year ended December 31, 2006. Research and development expenses increased by $1,590,288, or 248.0%, to $2,231,614 for the year ended December 31, 2006 as compared to $641,326 for the year ended December 31, 2005, as a result of the addition of the German subsidiary, acquisition activities, and expense of share based compensation. General and administrative expenses increased $2,402,961, or 246.0% from $976,634 for the year ended December 31, 2005 to $3,379,595 for the year ended December 31, 2006, primarily as a result of the addition of the German subsidiary and increased professional fees, including legal and accounting costs, and expenses related to share based compensation during the year ended December 31, 2006. General and administrative costs are expected to increase in future periods due to additional costs for professional services related to becoming a public company along with insurance and other additional costs.

Other Income (Expense). Other income (expense) increased by $4,986,356 to $(4,984,469) during the year ended December 31, 2006 as compared to $1,887 for the year ended December 31, 2005 as a result of the following:

•	an increase in interest income of $80,127 to $88,498 for the year ended December 31, 2006, as compared to $8,371 for the year ended December 31, 2005;

•	a charge of $4,456,035 during the year ended December 31, 2006 attributable to the impairment of intangible assets and goodwill associated with our German subsidiary; and

•	an increase in interest expense of $610,448 to $616,932 during the year ended December 31, 2006 as compared to $6,484 for the year ended December 31, 2005.

Net Income (Loss). As a result of the foregoing, our net (loss) increased by $(7,052,149) to $(8,668,222) for the year ended December 31, 2006 as compared to a net (loss) of $(1,616,073) for the year ended December 31, 2005.

Six Months Ended June 30, 2007 Compared to the Six Months Ended June 30, 2006

Revenue. Revenue decreased by $327,332, or 40.8%, to $474,945 during the six months ended June 30, 2006 from $802,277 for the six months ended June 30, 2006, all of which was attributable to third parties.

Operating Expenses. Operating expenses decreased by $251,803, or 9.2%, to $2,481,616 for the six months ended June 30, 2007 as compared to $2,733,419 for the six months ended June 30, 2006, as a result of decreased research and development expenses and general and administrative expenses during the six months ended June 30, 2007. Research and development expenses decreased by $53,428, or 5.3%, to $946,916 for the six months ended June 30, 2007 as compared to $1,000,344 for the six months ended June 30, 2006, as a result of expenses related to stock based compensation. General and administrative expenses decreased by $198,375, or 11.4% to $1,534,700 for the six months ended June 30, 2007 from $1,733,075 for the six months ended June 30, 2006, primarily as a result of decreases in expenses for stock based compensation and increased professional fees being offset by savings realized from reorganizing our German subsidiary. General and administrative costs are expected to increase in future periods due to additional costs for professional services related to becoming a public company along with insurance and other additional costs.

Other Expense. Other expense decreased by $220,835 to $(74,255) during the six months ended June 30, 2007 as compared to an expense of $146,580 for the six months ended June 30, 2006 as a result of the following:

•	a decrease in interest expense of $129,521, or 58.8%, to $(111,231) for the six months ended June 30, 2007 from $240,752 for the six months ended June 30, 2006; and

•	a decrease in foreign currency transaction gain of $153,978, or 100.0% for the six months ended June 30, 2007; and

•	an increase in other expenses from $0 during the six months ended June 30, 2006 to $15,335 during the six months ended June 30, 2007.

Net Income (Loss). As a result of the foregoing, our net loss increased by $296,364 to $2,080,926 for the six months ended June 30, 2007 as compared to a net loss of $1,784,562 for the six months ended June 30, 2006.

Other Expense. Other expense decreased by $220,835 to $(74,255) during the six months ended June 30, 2007 as compared to an expense of $146,580 for the six months ended June 30, 2006 as a result of the following:

•	a decrease in interest expense of $129,521, or 58.8%, to $(111,231) for the six months ended June 30, 2007 from $240,752 for the six months ended June 30, 2006; and

•	an increase in other expenses from $0 during the six months ended June 30, 2006 to $15,335 during the six months ended June 30, 2007.

Net Income (Loss). As a result of the foregoing, OncoVista’s net loss increased by $296,364 to $2,080,926 for the six months ended June 30, 2007 as compared to a net loss of $1,784,562 for the six months ended June 30,2006.

Liquidity and Capital Resources

To date, OncoVista has financed its operations principally through proceeds of offerings of securities exempt from the registration requirements of the Securities Act, including a private offering of securities the proceeds of which were used to partially purchase approximately 95.7% of the outstanding Common Stock of the Registrant. OncoVista believes that its available resources and cashflow will be sufficient to meet its anticipated operating cash needs for at least the next 14 months. OncoVista can provide no assurance that additional funding will be available on terms acceptable to OncoVista, or at all. Accordingly, OncoVista may not be able to secure the funding which is required to expand research and development programs beyond their current levels or at levels that may be required in the future. If OncoVista cannot secure adequate financing, OncoVista may be required to delay, scale back or eliminate one or more of its research and development programs or to enter into license or other arrangements with third parties to commercialize products or technologies that it would otherwise seek to develop and commercialize itself. OncoVista’s future capital requirements will depend upon many factors, including:

•	continued scientific progress in its research and development programs;

•	costs and timing of conducting clinical trials and seeking regulatory approvals and patent prosecutions;

•	competing technological and market developments;

•	its ability to establish additional collaborative relationships; and

•	the effect of commercialization activities and facility expansions if and as required.

Accordingly, OncoVista will be required to issue equity or debt securities or enter into other financial arrangements, including relationships with corporate and other partners, in order to raise additional capital. Depending upon market conditions, OncoVista may not be successful in raising sufficient additional capital for its long-term requirements. In such event, OncoVista’s business, prospects, financial condition, and results of operations could be materially adversely affected.

Operating Activities

For the year ended December 31, 2006, net cash used in operating activities was $2,914,591, compared to $1,184,814 for the year ended December 31, 2005. Such increase was primarily attributable to an increase in our net loss during the year ended December 31, 2006 of $7,052,149, or 436.4%, to $8,668,222, compared to $1,616,073 during the year ended December 31, 2005.

For the six months ended June 30, 2007, net cash flow used in operating activities was $1,377,576, compared to $1,531,210 for the six months ended June 30, 2006. Such decrease was primarily attributable to reduced acquisition activity.

We lease space from a related party under a lease that expires on Dec. 31, 2009, with minimum annual rentals as follows:

Year Ending	Annual Rental

2007		$158,760
2008		$166,698
2009		$175,033

Rent expense for the year ending December 31, 2007 will be $215,940 and $210,814 for the year ended December 31, 2006. We believe that the rent is at a substantial discount to customary rates.

Investing Activities

For the year ended December 31, 2006, net cash used in investing activities was $29,391, as compared to $727,854 during the year ended December 31, 2005. During the year ended December 31, 2006, such cash was utilized to acquire additional equipment, while during the year ended December 31, 2005, $1,101,369 was used to acquire a controlling interest in AdnaGen, offset by $373,515 in cash acquired in such acquisition.

For the six months ended June 30, 2007, net cash used in investing activities was $0, in comparison with $(25,081) during the six months ended June 30, 2006.

Financing Activities

Cash provided by financing activities decreased by $1,411,265, or 35.9%, to $2,518,174 during the year ended December 31, 2006, from $3,929,439 during the year ended December 31, 2005.

For the six months ended June 30, 2007 net cash provided by financing activities decreased to $649,109 from $2,350,802 during the six months ended June 30, 2007, from $1,668,412 during the six months ended June 30, 2006.

On August 15, 2007, OncoVista-Sub completed the closing of the 2007 Private Placement whereby it sold to accredited investors a total of 970,712 units at $7.00 per share, each unit consisting of four shares of OncoVista-Sub common stock and a warrant to acquire one share of OncoVista-Sub common stock. The net proceeds of the private placement were approximately $6,300,000 after payment of placement agent fees of $418,000 and expenses of approximately $75,000. In connection with the private placement, OncoVista-Sub issued warrants to its placement agent, Maxim Group, LLC, to acquire 278,857 shares of OncoVista-Sub common stock. The warrants and placement agent warrants (the “Warrants”) are exercisable through August 15, 2012 at the exercise price of $2.50 per share, subject to adjustment for stock splits, stock dividends, distributions, reorganizations, reclassifications, consolidations and mergers. The Warrants may also be exercised on a cashless or net issuance basis if after August 15, 2008 there is no effective registration statement covering the resale of the shares of common stock and shares underlying the warrants. The offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D as promulgated by the Commission.

As a result of the merger, all shares issued in the 2007 Private Placement were exchanged for our shares of common stock and the Warrants became exercisable for shares of our common stock. In connection with the 2007 Private Placement, we granted registration rights to the purchasers in the 2007 Private Placement under the Securities Act at our expense with respect to the shares of common stock issued in the 2007 Private Placement and the shares of common stock issuable upon exercise of the Warrants, which shares are covered by this prospectus. .

Quantitative and Qualitative Disclosures about Market Risk

OncoVista believes that changes in interest rates shall not have a material effect on its liquidity, financial condition or results of operations.

Impact of Inflation

Management believes that results of operations are not dependent upon moderate changes in inflation rates as it expects to be able to pass along component price increases to OncoVista’s customers.

Seasonality

OncoVista has not experienced any material seasonality in operations or business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares of Common Stock immediately prior to and following the Merger by (i) each person known by the Registrant to beneficially own five percent (5%) or more of the outstanding shares; (ii) the Registrant’s former officers and directors; (iii) the Registrant’s current officers and directors; and (iv) the Registrant’s current officers and directors as a group.

As used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated. The table below is based on 16,888,475 shares of common stock of the Registrant issued and outstanding immediately prior to the closing of the Merger and assumes 17,616,475 shares of common stock of the Registrant issued and outstanding immediately after the closing of the Merger.

Except as otherwise noted, the address of the referenced individual is c/o OncoVista, Inc., 14785 Omicron Drive, Suite 104, San Antonio, Texas 78245.

	Shares of Common Stock Beneficially Owned				Percentage of Class Beneficially Owned

Name and Address of Beneficial Owner	Immediately Prior to Completion of the Merger		Immediately Following the Completion of the Merger		Immediately Prior to the Completion of the Merger	Immediately Following the Completion of the Merger

OncoVista, Inc.	16,160,430	(6)	0		95.7%	0%

Alexander L. Weis, Ph.D.(1)(2)(4)	0		5,150,000	(7)	0%	29.2%

Alexander Ruckdaeschel(3) 123 East 83rd Street Apartment 3B New York, NY 10028	0		50,000	(8)	0%	*

James Wemett(3) Technology Innovations 15 Schoen Place Pittsford, NY 14534	0		3,317,142	(9)	0%	18.8%

Corey Levenson, Ph.D. (3)(5)	0		125,000	(8)	0%	*

William J. Brock(3)	0		0		0%	0%

Robert Patterson, MBA(5)	0		50,000	(8)	0%	*

Technology Innovations(10) 15 Schoen Place Pittsford, NY 14534	0		1,892,142		0%	10.7%

Biomed Solutions, LLC(10) 15 Schoen Place Pittsford, NY 14534	0		1,425,000		0%	8.1%

Jack A. Tuszynski 10220 133rd Street Edmonton, Alberta Canada T5N 1Z7	0		1,400,000		0%	7.9%

OncoVentures, LLC 369 Franklin Street Buffalo, New York 14202	0		1,008,579	(11)	0%	5.6%

CAMOFI Master LDC CAMHZN Master LDC c/o Centrecourt Asset Management LLC 350 Madison Avenue, 8th Floor New York, New York 10017	554,621	(11)	2,240,334	(13)(15)	3.3%	12.3%

Wexford Spectrum Trading Ltd. 411 West Putnam Avenue Greenwich, CT 06830	0		2,142,855	(14)	0%	11.9%

All Current Executive Officers and Directors as a group (six persons)	0		8,692,142	(16)	0%	49.3%

(1)	Indicates director immediately prior to the completion of the Merger.

(2)	Indicates director commencing at the completion of the Merger.

(3)
Indicates individual who the Registrant expects will become a director upon the tenth day after the filing of Schedule 14-F1 with the Commission and its mailing and dissemination to the Registrant’s shareholders.

(4)	Indicates officer immediately prior to the completion of the Merger.

(5)	Indicates officer immediately after completion of the Merger.

(6)	The referenced shares of common stock were cancelled upon completion of the Merger.

(7)
Includes (i) the beneficial ownership of 500,000 shares of common stock of Lipitek International, Inc. and (ii) 1,500,000 shares of restricted stock, vesting one third on each of January 1, 2009, January 1, 2010 and January 1, 2011.

(8)	Represents shares of common stock issuable upon the exercise of stock options within the 60 days following the date of this Current Report on Form 8-K.

(9)	Includes the beneficial ownership of Technology Innovations and Biomed Solutions, LLC disclosed in the table above.

(10)
Technology Innovations, LLC is the beneficial owner of a majority of the outstanding membership interests of Biomed Solutions, LLC; it disclaims ownership of these shares except to the extent of its pecuniary interest in Biomed Solutions, LLC. James Wemett and Michael Weiner, a former director of OncoVista, are deemed to have voting and investment control over these shares; they disclaim ownership of these shares except to the extent of their pecuniary interest in Biomed Solutions LLC and Technology Innovations LLC.

(11)	Includes 250,000 shares of common stock issuable upon exercise of warrants within 60 days following the date of this Current Report on Form 8-K.

(12)
Represents (i) 465,021 shares of common stock held by CAMOFI Master Fund LDC (“CAMOFI”), and (ii) 89,600 shares of common stock held by CAMHZN Master LDC (“CAMHZN”). Richard Smithline has sole voting and/or investment control over all of such securities.

(13)
Represents (i) 1,425,021 shares of common stock and 456,000 shares of common stock issuable upon the exercise of warrants within 60 days following the date of this Current Report on Form 8-K held by CAMOFI, (ii) and 272,456 shares of common stock and 86,857 shares of common stock issuable upon the exercise of warrants within 60 days following the date of this Current Report on Form 8-K held by CAMHZN. Richard Smithline has sole voting and/or investment control over all of such securities and disclaims beneficial interest in such securities.

(14)
Represents 1,714,284 shares of common stock and 428,571 shares of common stock issuable upon the exercise of warrants within 60 days following the date of this Current Report on Form 8-K held by Wexford Spectrum Trading Limited ("WST"). Wexford Capital LLC ("Wexford") as the sub advisor of WST may be deemed to beneficially own all the securities which are owned by WST. Mr. Joseph Jacobs ("Jacobs") and Mr. Charles Davidson ("Davidson"), as the managing members of Wexford, may be deemed to beneficially own all the securities which are owned by WST. Wexford, Jacobs and Davidson disclaim beneficial ownership of the securities owned by WST, except in the case of Jacobs and Davidson to the extent of their direct interest in each of the members of WST.

(15)
Notwithstanding the inclusion of the warrants beneficially owned by the referenced investors in the beneficial ownership calculation, the warrants provide that the holder of the warrants shall not have the right to exercise any portion of the warrants OncoVista shall not effect any exercise of such warrants to the extent that after giving effect to such issuance after exercise such holder of the warrants together with his, her or its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such issuance. Such 4.99% limitation may be waived by each holder upon not less than 61 days prior notice to change such limitation to 9.99% of the number of shares of common stock outstanding immediately after giving effect to such issuance.

(16)
Includes the beneficial ownership of the individuals who the Registrant expects will become directors upon the tenth day after the filing of Schedule 14-F1 with the Commission and its mailing and dissemination to the Registrant’s shareholders.

*	Less than 1.0%.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS

Executive Officers, Directors, and Key Employees

Set forth below is certain information with respect to the individuals who are or will become the Registrant’s directors, officers and key employees and are anticipated to become directors as a result of the Merger.

Name	Age	Position

Alexander L. Weis, Ph.D.	57	Director, Chief Executive Officer, President and Secretary
Alexander Ruckdaeschel	35	Director*
James Wemett	59	Director*
William J. Brock	57	Director*
Corey Levenson, Ph.D.	53	Chief Technical Officer and Director*
Robert Patterson, MBA	61	Chief Financial Officer
J. Kay Noel, Ph.D.	61	Director of Regulatory Affairs
Tamas Bakos, Ph.D.	44	Director of Preclinical Research

*
Referenced individual is expected to become director of the Registrant upon the tenth day following the filing of Schedule 14-F1 with the Commission and its mailing and dissemination to the Registrant’s shareholders.

Set forth below is biographical information with respect to each of the aforementioned individuals.

Alexander L. Weis, Ph.D. Dr. Weis is the principal founder of OncoVista and has been OncoVista’s Chairman, Chief Executive Officer, and President since its inception in September 2004. Since August 16, 2007, Dr. Weis has served as the Registrant’s sole member of the board, Chief Executive Officer, President and Secretary. Dr. Weis is a recognized leader and pioneer in the biotechnology and pharmaceutical industries and has led pharmaceutical companies through all stages from start up through public offerings and as a manager of a substantial public company. Prior to forming OncoVista, from 1989 to September 2004, Dr. Weis served as President of Lipitek International, Inc., a specialty pharamaceutical company that Dr. Weis founded. Dr. Weis was a co-founder of ILEX Oncology, which became a publicly traded company in 1997 (NASDAQ: ILXO) and was later acquired by Genzyme Corporation in a stock transaction valued at over $1 billion. Dr. Weis served as ILEX’S Chief Scientific Officer and Executive Vice President from its founding in 1994 through 1998. Dr. Weis has worked for Vector Therapeutics, MykoBiologics, the Cancer Therapy and Research Center, Sterling Drugs, the Eastman Kodak Company and the Weizmann Institute of Science. Dr. Weis received his Ph.D. in Organic Chemistry from the Novosibirsk Institute of Organic Chemistry. Dr. Weis is a scientist and inventor, with over 60 publications and 30 patents. He is a Chartered Chemist and Fellow of the Royal Society of Chemistry, and was selected as the South Texas Entrepreneur of the Year in 1996.

Alexander Ruckdaeschel. Alexander Ruckdaeschel has served as a director of OncoVista since January 2005. Mr. Ruckdaeschel is a venture capitalist and since September, 2006 partner at Alphaplus-Advisors, a US based hedge fund. From January 2003 to September 2006 he was a Fund Advisor at DAC-FONDS, a European Investment company specializing in small-cap Biotech equities worldwide. From December 2003 to July 2006, he was an investment advisor to Nanostart AG, one of Europe’s leading venture investment firms in the area of nanotechnology. Mr. Ruckdaeschel has extensive experience in the European solar industry. He also serves on the Board of Directors for several private companies. Prior to 2003, he was a research analyst with Dunmore Management, a global hedge fund, and Thieme Associates, an investment advisor. From 1992 to 2000 Mr. Ruckdaeschel served in the German military, participating in United Nations missions in Somalia, Croatia and Bosnia.

James Wemett. Mr. Wemett has served as a director of OncoVista since May 2007. From May 2003 to June 2007, Mr. Wemett was an independent consultant to Victorian Times, Inc., and from March 2004 to March 2007, was a consultant to ROC Central, Inc., both of which are privately owned firms. In 1975 Mr. Wemett founded ROC Communications, a retail distributor of electronics products which was sold in 2001. Mr. Wemett co-founded Technology Innovations LLC in 1999, a private company and one of OncoVista’s stockholders, and serves on Technology Innovations’ board. Mr. Wemett also serves on the board of directors of Natural Nano, Inc (OTCBB: NNAN). Mr. Wemett has been an active fundraiser for Camp Good Days, a non-profit summer camp for children with cancer.

William J. Brock. Mr. Brock has served as a director of OncoVista since September 2007.  Since August 2007, Mr. Brock has served as the President of iPro One, a financial services firm. Prior to that, between July 2004 and August 2007, Mr. Brock was a vice president for private client services at Bear Stearns. From November 2002 to July 2004, Mr. Brock was a director of Houlihan, Lokey, Howard and Zukin, an investment banking firm and from 2001 to 2002 Mr. Brock was Managing Director of Liberty Hampshire Corporation, New York, a diversified financial institution.  Mr. Brock holds a BA degree from Harvard College an M.B.A. from the Harvard Graduate School of Business Administration.

Corey Levenson, Ph.D. Dr. Levenson has served as director and Chief Technical Officer of OncoVista since January 2005. Prior to joining OncoVista, Dr. Levenson was employed at Ilex Oncology, Inc. (NASDAQ: ILXO) from October 1996 to December 2004 first as Director of Scientific Affairs and afterwards as Senior Director, Licensing in which capacity he developed and implemented the strategy for in-licensing candidate compounds. From 1991 until 1996 Dr. Levenson was employed by Roche Molecular Systems as Senior Research Investigator and from 1981 to 1991 was employed by Cetus Corporation as Senior Scientist and Director of Nucleic Acid Chemistry. He has led technology assessment programs, coordinated evaluation of drug pipeline candidates and in-licensed drugs, including Clofarabine which was approved for marketing in the U.S. by the FDA in 2004. Dr. Levenson is experienced in managing internal research programs, as well as coordinating large inter-company research programs. He has led extramural research collaborations which resulted in licensing agreements. Dr. Levenson received his Ph.D. (Pharmaceutical Chemistry) from the University of California at San Francisco in 1981. He has over two dozen scientific publications and 16 issued U.S. patents.

Robert Patterson, M.B.A. Mr. Patterson joined OncoVista in August 2005 as Director of Finance and Human Resources. Previously, from March 2001 to August 2005, Mr. Patterson was Director of Finance at Mission Technologies Inc., a defense contractor. From 1995 to 2001, Mr. Patterson was comptroller at Lipitek International, Inc. Mr. Patterson has in excess of 20 years of experience in the field of corporate financial management. Mr. Patterson holds an MBA from Rochester Institute of Technology.

J. Kay Noel, Ph.D. Dr. Noel has served as OncoVista’s Director of Regulatory Affairs since July, 2006. Since March 2007, she also serves as Chief Operating Officer of OncoEthnix SA, a cancer therapy development company. Dr. Noel has served as an independent consultant in drug development and regulatory strategy and evaluation of potential anti-cancer agents for J Kay Noel & Associates in excess of the past five years. Dr. Noel has more than twenty years of experience in technology assessment, drug development and implementation of regulatory strategies for expedited commercial development and strategic partnering. She has worked for Cetus Corporation, Alpha Therapeutics, and Abbott Biologics.

Tamas Bakos, Ph.D. Dr. Bakos has served as OncoVista’s Director of Preclinical Research since January 2005. Prior to joining OncoVista, Dr. Bakos was a Research Chemist at Lipitek International, Inc. from March 1995 to January 2005. Dr. Bakos received his doctorate degree at the University of Szeged (Hungary) and did his postdoctoral work at L’Institut de Chimie de Substances Naturelles in Paris.

Board of Directors and Officers

Each director is elected until the next annual meeting of the Registrant and until his or her successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, the board of directors. The board of directors may also appoint additional directors up to the maximum number permitted under the Registrant’s by-laws. A director so chosen or appointed will hold office until the next annual meeting of stockholders.

Each executive officer serves at the discretion of the board of directors and holds office until his or her successor is elected or until his or her earlier resignation or removal in accordance with the Registrant’s certificate of incorporation and by-laws.

It is expected that upon appointment of Messrs. Ruckdaeschel and Brock as members of the Registrant’s board becoming effective, they will be considered independent directors under Rule 4200(a)(15) of the Nasdaq Marketplace Rules, even though such definition does not currently apply to the Registrant because it is not listed on Nasdaq.

Meetings and Committees of the Board of Directors

During the year ended December 31, 2006 and during the nine months ended September 30, 2007, the board of directors of the Registrant held no meetings and took actions by written consent on three occasions throughout the respective time periods.

During the year ended December 31, 2006 and during the nine months ended September 30, 2007, the board of directors of OncoVista held three meetings and took actions by written consent on seven occasions throughout the respective time periods.

Committees of the Board of Directors

The Registrant does not presently have an audit committee, compensation committee or nominating or corporate governance committee. Shortly after the appointments of Messrs Brock and Ruckdaeschel become effective, the Registrant intends to establish an audit committee and a compensation committee with such individuals serving on such committees and Mr. Brock being deemed the “audit committee financial expert”.

The committees shall be responsible, respectively, for the matters described below.

Audit Committee

The audit committee will be responsible for the following:

•	reviewing the results of the audit engagement with the independent auditors;

•	identifying irregularities in the management of OncoVista’s business in consultation with its independent accountants, and suggesting an appropriate course of action;

•	reviewing the adequacy, scope, and results of the internal accounting controls and procedures;

•	reviewing the degree of independence of the auditors, as well as the nature and scope of OncoVista’s relationship with its independent auditors;

•	reviewing the auditors’ fees; and

•	recommending the engagement of auditors to the full board of directors.

At the present time, there is no charter however a charter will be adopted to govern the audit committee.

Compensation Committee

The compensation committee will determine the salaries and incentive compensation of the Registrant’s officers and provide recommendations for the salaries and incentive compensation of its other employees and consultants.

The compensation programs of OncoVista to date are intended to enable the attraction, motivation, reward, and retention of the management talent required to achieve corporate objectives and thereby increase shareholder value. It has been the policy of OncoVista to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of its business and the Registrant anticipates that the Registrant shall adopt similar policies. To attain these objectives, the executive compensation program may include a competitive base salary, cash incentive bonuses, and stock-based compensation.

The compensation committee will establish on an annual basis, subject to the approval of the board of directors of the Registrant and any applicable employment agreements, the salaries that will be paid to the Registrant’s executive officers during the coming year. In setting salaries, the compensation committee intends to take into account several factors, including the following:

•	competitive compensation data;

•	the extent to which an individual may participate in the stock plans which may be maintained by the Registrant; and

•	qualitative factors bearing on an individual’s experience, responsibilities, management and leadership abilities, and job performance.

Nominating Committee

The board of directors of the Registrant does not expect to establish a nominating committee because it believes that it is unnecessary in light of the Registrant’s size. The board does not anticipate utilizing a nominating committee charter. In the event that vacancies on the Registrant’s board of directors arise, the board will consider potential candidates for director, which may come to the attention of the board through current directors, professional executive search firms, stockholders or other persons. Stockholders may submit the names and five year backgrounds for the board of directors’ consideration in its selection of nominees for directors in writing to the Secretary of the Registrant at the Registrant’s address set forth in this Current Report on Form 8-K.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth the compensation earned during the years ended December 31, 2005 and 2006 by the Registrant’s former Chief Executive Officer, the Registrant’s current Chief Executive Officer, Chief Financial Officer and Chief Technical Officer and the Registrant’s two most highly compensated non-executive officers. The Registrant refers to such individuals as “named executive officers”:

Name and Principal Position	Year (1)	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compen-sation ($)	All Other Compen-sation ($)		Total ($)

Torbjorn B. Lundqvist Former Chairman and Chief Executive Officer(3)	2005	140,000	(4)	--	--	--	--	--	7,232	(5)	147,232
	2006	140,000	(4)	--	--	--	--	--	6,794	(5)	146,794
Alexander L. Weis, Ph.D. Director, Chief Executive Officer, President and Secretary	2005	250,000		--	--	--	--	--	12,000	(6)	262,000
	2006	310,000		--	--	--	--	--	12,000	(6)	322,000
Corey Levenson, Ph.D. Chief Technical Officer	2005	150,000		--	--	--	--	--	8,400	(6)	158,400
	2006	175,000		--	--	156,244	--	--	8,400	(6)	339,644
Robert B. Patterson Chief Financial Officer	2005	125,000		--	--	--	--	--	--		125,000
	2006	125,000		--	--	62,487	--	--	--		187,487
Tamas Bakos, Ph.D., Director of Preclinical Research	2005	66,666	(7)	--	--	--	--	--	--		66,666
	2006	80,000		--	--	62,487	--	--	--		142,287
Kay Noel, Ph.D., Director of Regulatory Affairs	2005	--		--	--	--	--	--	--		--
	2006	36,000	(8)	--	--	--	--	--	--		36,000

1
The information is provided for each fiscal year which begins on January 1 and ends on December 31. With respect to the information provided for Alexander, L. Weis, Corey Levenson and Robert Patterson, the information relates to compensation received from OncoVista whereas the information provided for Torbjorn Lundqvist relates to compensation received from the Registrant.

2
The amounts reflect the compensation expense in accordance with FAS 123(R) of these option awards. The assumptions used to determine the fair value of the option awards for fiscal years ended December 30, 2005 and 2006 are set forth in Note F of OncoVista’s audited consolidated financial statements included in this Current Report on Form 8-K. OncoVista’s named executive officers will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold.

3	Mr. Lundqvist resigned as the Registrant’s Chairman and Chief Executive Officer on August 16, 2007.
4	Amount represents salary accrued but unpaid.
5	Amount represents medical premium.
6	Amounts represent car allowance.
7	Dr. Bakos is entitled to a salary of $80,000 per annum. The amount referenced reflects the amount earned by Dr. Bakos during fiscal year 2005 since his commencement of employment on March 16, 2005.
8	Dr. Noel is entitled to a salary of $75,000 per annum. The amount referenced reflects the amount earned by Dr. Noel during fiscal year 2006 since her commencement of employment on July 17, 2006.

The following table sets forth information concerning stock options and stock awards held by the named executive officers of the Registrant and OncoVista as of December 31, 2006.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Torbjorn Lundqvist Former Chairman and CEO	--		--	--		--	--	--	--	--	--
Alexander L. Weis, Ph.D. Director, CEO, President and Secretary	--		--	--			--	--	--	--	--
Corey Levenson, Ph.D. Chief Technical Officer	125,000	(1)	--	125,000	(2)	0.001	01/15/2015	--	--	--	--
Robert B. Patterson, Chief Finanical Officer	50,000	(3)	--	50,000	(4)	0.1	05/01/2015	--	--	--	--
Tamas Bakos, Ph.D, Director of Preclinical Affairs	50,000	(3)	--	50,000	(4)	0.1	05/01/2015	--	--	--	--
Kay Noel, Ph.D., Director of Regulatory Affairs	25,000	(5)	--	25,000	(6)	0.1	--	--	--	--	--

1	Half these options vested on January 15, 2006 and the other half vested on January 15, 2007.
2	Half the options vest on January 15, 2008 and the other half vest on January 15, 2009.
3	Half these options vested on May 1, 2006 and the other half vested on May 1, 2007.
4	Half these options vest on May 1, 2008 and the other half vest on May 1, 2009.
5	These options vested on February 15, 2007.
6	These options will vest on February 15, 2008.

Director Compensation

No compensation was paid by either the Registrant or OncoVista during year ended December 31, 2006.

Effective September 11, 2007, independent members of the board of directors of OncoVista are entitled to $10,000 as annual remuneration for service as a member of the board plus reimbursement for travel expenses.

Employment Agreements

The Registrant is not party to any employment agreement. OncoVista is party to the following employment agreements with its named executive officers:

OncoVista is party to an employment agreement, dated October 1, 2004, with Alexander L. Weis, Ph.D., pursuant to which OncoVista has agreed to employ Dr. Weis as its Chief Executive Officer and Chairman of the Board for a four-year initial term, with one-year renewable terms, for a compensation of $250,000 per year plus a $1000 per month car allowance. Dr. Weis is entitled to receive an annual cash bonus equal to 40% of his base salary, provided that OncoVista meets certain performance objectives established by the Board of Directors. Dr. Weis is also entitled to a bonus upon OncoVista’s satisfaction of certain specified milestones. If Dr. Weis’s employment is terminated as a result of his death or disability, he (or in the case of his death, his estate) is entitled to severance of one year’s base salary, one year’s health insurance coverage for his wife and dependent children and, in the case of termination as a result of disability, one year’s health insurance coverage for Dr. Weis. If Dr. Weis’s employment is terminated without cause, he is entitled to one year’s base salary and one year’s health and life insurance that was in effect prior to his termination. No severance is payable if Dr. Weis’s employment is terminated for cause or if Dr. Weis resigns, retires or otherwise terminates his employment voluntarily.

OncoVista is a party to an employment agreement, dated January 15, 2005, with Corey Levenson, Ph.D. pursuant to which OncoVista has agreed to employ Dr. Levenson as its Chief Technical Officer for a four-year initial term, with one-year renewable terms, for a compensation of $150,000 per year plus a $700 per month car allowance. Dr. Levenson is entitled to receive an annual cash bonus equal to 30% of his base salary, provided that OncoVista meets certain performance objectives established by the Board of Directors. If Dr. Levenson’s employment is terminated as a result of his death or disability, he (or in the case of his death, his estate) is entitled to severance of one year’s base salary, one year’s health insurance coverage for his wife and dependent children and, in the case of termination as a result of disability, one year’s health insurance coverage for Dr. Weis. If Dr. Levenson’s employment is terminated without cause, he is entitled to one year’s base salary and one year’s health and life insurance that was in effect prior to his termination. No severance is payable if Dr. Levenson’s employment is terminated for cause or if Dr. Levenson resigns, retires or otherwise terminates his employment voluntarily.

OncoVista is party to an employment agreement, dated August 22, 2005, with Robert Patterson, pursuant to which OncoVista has agreed to employ Mr. Patterson as a Director, Finance and Human Resources, for a one-year initial term, renewable for successive one-year renewal terms, with a base salary of $125,000 per year. If Mr. Patterson’s employment is terminated as a result of his death or disability, he (or in the case of his death, his estate) is entitled to severance of one year’s base salary, one year’s health insurance coverage for his wife and dependent children and, in the case of termination as a result of disability, one year’s health insurance coverage for Mr. Patterson. If Mr. Patterson’s employment is terminated without cause, he is entitled to two weeks base salary. No severance is payable if Mr. Patterson’s employment is terminated for cause or if Mr. Patterson resigns, retires or otherwise terminates his employment voluntarily.

OncoVista is party to an employment agreement, dated January 1, 2005, with Tamas Bakos, Ph.D., pursuant to which OncoVista has agreed to employ Dr. Bakos as a Director of Pre-Clinical Development, for a one-year initial term, renewable for successive one-year renewal terms, with a base salary of $80,000 per year. If Dr. Bakos’ employment is terminated as a result of his death or disability, he (or in the case of his death, his estate) is entitled to severance of one year’s base salary, one year’s health insurance coverage for his wife and dependent children and, in the case of termination as a result of disability, one year’s health insurance coverage for Dr. Bakos. If Dr. Bakos’ employment is terminated without cause, he is entitled to two weeks base salary.

OncoVista is party to an employment agreement, dated July 3, 2006, with J. Kay Noel, Ph.D., pursuant to which OncoVista has agreed to employ Dr. Noel as a Director of Regulatory Affairs for a one-year initial term, renewable for successive one-year renewal terms, with a base salary of $72,000 per year. If Dr. Noel’s employment is terminated as a result of her death or disability, her (or in the case of her death, her estate) is entitled to severance of one year’s base salary, one year’s health insurance coverage for her husband and dependent children and, in the case of termination as a result of disability, one year’s health insurance coverage for Dr. Noel. If Dr. Noel’s employment is terminated without cause, she is entitled to two weeks base salary.

Stock Option Plans

The Registrant has not adopted a stock option plan. OncoVista has adopted the following stock option plans:

2004 Stock Option Plan

In October 2004, the board of directors of OncoVista adopted its 2004 Stock Option Plan (the “2004 Plan”) subject to stockholder approval. As a result of the Merger, the Registrant assumed the 2004 Stock Option Plan.

The 2004 Plan authorized the grant of options with respect to up to an aggregate of 1,000,000 shares of Registrant Common Stock to employees, directors and consultants of the Registrant or its affiliates. As of November 9, 2007, 950,000 non-qualified options were issued under the 2004 Plan.

The 2004 Plan permits the Registrant to grant both incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Incentive Stock Options” or “ISOs”) and options which do not qualify as incentive stock options (“Non-Qualified Options”). Unless earlier terminated by the shareholders, the 2004 Plan will terminate in October 2014.

2007 Stock Option Plan

In May 2007, the board of directors of OncoVista adopted its 2007 Stock Option Plan (the “2007 Plan”) subject to stockholder approval. As a result of the Merger, the Registrant assumed the 2007 Plan. The Plan authorizes the grant of ISOs, Non-Qualified Options and stock purchase rights (“Rights”) with respect to up to an aggregate of 3,000,000 shares of Registrant Common Stock to employees and directors of the Registrant or its subsidiaries and individuals, including consultants, performing services for its benefit or for the benefit of a subsidiary. As of November 9, 2007, OncoVista no options under the 2007 Plan were issued.

The 2007 Plan permits the Registrant to grant (i) both Incentive Stock Options and Non-Qualified Options and (ii) Stock Purchase Rights (“Rights”).

Unless earlier terminated by the board of directors, the Plan (but not outstanding options or Rights) terminates in May 2017, after which no further awards may be granted under the 2007 Plan. The 2007 Plan will be administered by the full board of directors or, at the board’s discretion, by a committee of the board consisting of at least two persons who are “disinterested persons” defined under Rule 16b-2(c)(ii) under the Securities Exchange Act of 1934, as amended (the “Committee”).

Options and Rights. Recipients of options or Rights under the Plan (“Optionees”) are selected by the board or the Committee. The board or Committee determines the terms of each option or Right granted including (1) the purchase price of shares subject to options or Rights, (2) the dates on which options or Rights become exercisable and (3) the expiration date of each option or Right (which may not exceed ten years from the date of grant). The minimum per share purchase price of options granted under the 2007 Plan for Incentive Stock Options is the fair market value (as defined in the 2007 Plan) of one share of Registrant Common Stock on the date the option is granted.

The Administrator may grant alone, in addition to or in tandem with options granted under the 2007 Plan, to eligible persons Rights to purchase options for such number of shares of Registrant Common Stock at the price, within the period and subject to the conditions set forth in the award. The purchase is to be effected by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator which may at the Administrator’s option grant the Registrant the right to repurchase the shares acquired at the original price paid in the event of the voluntary or involuntary termination of the purchaser’s service for any reason. The agreement may provide that the repurchase option lapses in whole or installments as to a service provider other than an officer, director, or consultant, at a rate of at least 20% per annum over 5 years from the date of purchase.

Option and Rights holders will have no voting, dividend or other rights as stockholders with respect to shares of Registrant Common Stock covered by options or Rights prior to becoming the holders of record of such shares. The purchase price upon the exercise of options or Rights may be paid as determined by the Administrator at the time of exercise in cash, by certified bank, cashier’s check or promissory note, by tendering stock held by the Option or Rights holders, as well as by cashless exercise either through the surrender of other shares subject to the option or through a broker. The total number of shares of Registrant Common Stock available under the 2007 Plan and the number of shares and per share exercise price under outstanding options and Rights will be appropriately adjusted in the event of any stock dividend, reorganization, merger or recapitalization of us or similar corporate event.

The Board of Directors may at any time terminate the 2007 Plan or from time to time make such modifications or amendments to the 2007 Plan as it may deem advisable and the board or Committee may adjust, reduce, cancel and re-grant an unexercised option if the fair market value declines below the exercise price except as may be required by any national stock exchange or national market association on which the Registrant Common Stock is then listed. In no event may the board, without the approval of stockholders, amend the 2007 Plan to increase the maximum number of shares of Registrant Common Stock for which options or Rights may be granted under the 2007 Plan or change the class of persons eligible to receive options or Rights under the 2007 Plan.

Subject to limitations set forth in the 2007 Plan, the terms of option and Rights agreements will be determined by the board or Committee but may not be longer than ten years, and need not be uniform.

Financial Statement Treatment of Options. The Registrant intends to expense the fair equity-based awards, such as stock options and warrants, granted in accordance with accounting principles generally accepted in the United States of America equal to the fair value of the vested portion of the options as Rights using the Black-Scholes options pricing method on each grant date. Modifications such as lowering the exercise prices or extending the expiration dates could also result in material additions to our non-cash expenses.

To the extent outstanding options or Rights are repriced, such repricing will result in charges to Registrant’s earnings equal to the difference between (i) the fair value of the vested portion of the options or Rights granted, utilizing the Black-Scholes options pricing model on each grant date and (ii) the charges to earnings previously made as a result of the initial grants of the options or Rights being repriced, which will have a dilutive effect on the earnings per share.

Federal Income Tax Consequences. The following is a brief discussion of the Federal income tax consequences of transactions under the 2004 Plan and 2007 Plan. This discussion is not intended to be exhaustive and does not describe state or local tax consequences.

Incentive Options. No taxable income is realized by the optionee upon the grant or exercise of an ISO, except as noted below with respect to the alternative minimum tax provided no reduction in the exercise price has been made since the date of grant except as a result of anti-dilution event. If common stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (i) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the optionee’s employer for Federal income tax purposes.

Except as noted below for corporate “insiders”, if the Registrant Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares and (ii) the optionee’s employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following termination of employment, the exercise of the option will generally be taxed as the exercise of a Non-qualified Option.

For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a Non-qualified Option. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her “regular” income tax liability. As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.

Non-Qualified Options. Except as noted below for corporate “insiders”, with respect to Non-qualified Options: (i) no income is realized by the optionee at the time theoption is granted; (ii) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Special Rules Applicable To Corporate Insiders. As a result of the rules under Section 16(b) of the Exchange Act, “insiders” (as defined in the Securities Exchange Act of 1934), depending upon the particular exemption from the provisions of Section 16(b) utilized, may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of options. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular option.

Benefits. Inasmuch as awards to all participants under the 2004 Plan and 2007 Plan will be granted at the sole discretion of the board or Committee, such benefits under the 2004 Plan and 2007 Plan, as applicable, are not determinable.

OncoVista believes that the 2004 Plan and 2007 Plan are important in attracting and retaining individuals with good ability to service OncoVista, motivating their efforts and serving its business interests, while reducing the cash payments which it would otherwise be required to make to accomplish such purposes.

2007 Independent Directors’ Plan

In May, 2007, the board of directors of OncoVista adopted the 2007 Stock Option Plan for Independent and Non-Employee Directors (the “Directors Plan”) for the purpose of promoting interests of the Registrant and our stockholders by increasing the proprietary and vested interest of such Directors in its growth and performance. As a result of the Merger, the Registrant assumed the Directors Plan.

The Directors Plan relates to a maximum of 500,000 shares of Registrant Common Stock for which options may be granted to Eligible Directors who are defined as Independent or Non-Employee Directors. An Independent Director is defined under the Directors Plan as a director meeting the requirements of Section 10A(m) under the Securities Exchange Act of 1934 and as defined by any exchange or market on which the Common Stock is traded or is listed. A Non-Employee Director is defined by reference to its definition in Rule 16b-3 under the Securities Exchange Act. As of November 9, 2007, 60,000 options were issued under the Directors Plan.

The Directors Plan is to be administered by the Board of Directors or the Compensation Committee of the Board of Directors, which is authorized to adopt, interpret and amend regulations under the Directors Plan. At this time, we do not have any standing committees and the Board of Directors will administer the Directors Plan in lieu of a Compensation Committee.

The Directors Plan specifies that each newly elected Independent or Non-Employee Director (“Eligible Director”) upon first election or appointment to the board will receive options to purchase 10,000 shares and immediately following each Annual Meeting of Stockholders each director who has been an Eligible Director for more than 12 months immediately preceding and including such meeting and the Chairman of the board, if an Eligible Director, for the same period shall be granted an additional option to purchase 15,000 shares.

The exercise price of an option is to be at Fair Market Value, as defined in the Directors Plan. Payment shall be made in cash or unless otherwise determined by the Board of Directors, in shares of Registrant Common Stock with a Fair Market Value equaled to the exercise price.

The option may be exercised in whole or in part during the period commencing on the first anniversary of the grant date and ending on the date of termination of the option, which is the earlier of a date one year from the date the optionee is no longer a Director or ten years from the date of grant.

The Directors Plan provides for adjustment in the exercise price and shares subject to the Directors Plan and outstanding options in the event of a stock split, stock dividend, subdivision or combination of the Common Stock or change in corporate structure.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The Registrant and OncoVista’s policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on OncoVista’s and the Registrant’s experience in the business sectors in which it operates and the terms of its transactions with unaffiliated third parties, it believes that all of the transactions described below met this policy standard at the time they occurred.

Biomed Loan

During 2005, Biomed Solutions, LLC (“Biomed”) loaned OncoVista a total of $525,563 accruing interest at the rate of 8% per annum. In 2006, OncoVista paid $245,000 to Biomed and in October 2007, in full settlement of the remaining principal and interest of $350,605 due under the loan, OncoVista paid a further $300,000 to Biomed. Biomed beneficially owned more than five percent of the capital stock of OncoVista prior to the Merger and beneficially owns more than five percent of the Registrant after the Merger. Biomed is a subsidiary of Technology Innovations, LLC (“Technology Innovations”). Technology Innovations beneficially owned more than ten percent of the capital stock of OncoVista prior to the Merger and beneficially owns more than ten percent of the capital stock of the Registrant after the Merger. Technology Innovations was co-founded by James Wemett, a director of OncoVista (and who is expected to become a director of the Registrant upon the tenth day after the filing of Schedule 14-F1 with the Commission and its mailing and dissemination to the Registrant’s shareholders) and Michael Weiner, a former director of OncoVista. Mr. Wemett also serves on the board of directors of Technology Innovations.

OncoVista Purchase of Registrant Shares

On August 16, 2007, the Registrant and Törbjorn B. Lundqvist (“Lundqvist”), the then principal stockholder and officer and director of the Registrant, entered into and closed a Securities Purchase Agreement (the “Lundqvist Purchase Agreement”) with OncoVista whereby Lundqvist sold 9,562,728 (or 14,095,212 after giving effect to the forward split that became effective on October 22, 2007) shares (the “Lundqvist Shares”) of Registrant Common Stock to OncoVista for cash consideration of US$667,000 (the “Cash Consideration”). Simultaneous with the Lundqvist Agreement, OncoVista entered into Share Sale/Purchase Agreements with a number of minority shareholders of the Registrant whereby such minority shareholders sold an aggregate of 1,401,123 (or 2,065,218 after giving effect to the forward split that became effective on October 22, 2007) shares (the “Minority Stockholder Shares”) of Registrant Common Stock to OncoVista. Payment for the Minority Stockholder Shares was paid out of the Cash Consideration.

In connection with the Lundqvist Purchase Agreement, (i) the Registrant sold and transferred to Lundqvist all of the shares of capital stock of Automotive Upgrade Technologies, Inc. (“AUT”) a Nevada corporation and former wholly owned subsidiary of the Registrant, (ii) Lundqvist forgave any related party debt owed by the Registrant to him, (iii) Lundqvist terminated the license agreement granting us worldwide marketing rights for an electronic tire valve cap without any further consideration from the Registration and Lundqvist waived all amounts that would otherwise be due or payable, or become due or payable thereunder by the Registrant, and (iv) Lundqvist and AUT agreed to indemnify and hold harmless the Registrant, OncoVista-Sub and its control persons, among others, against liability arising out of products of AUT or the Registrant, if any, prior to the closing of the Lundqvist Purchase Agreement.

Lipitek Agreements

OncoVista and Lipitek International Inc. (“Lipitek International”) entered into a License Agreement, dated October 13, 2004, pursuant to which Lipitek International has granted to OncoVista an exclusive, world-wide, royalty and milestone-bearing right and license to utilize the patents and technologies of Lipitek International relating to L-Nucleosides and their conjugates.

On November 17, 2005, OncoVista, Lipitek International, and Alexander Weis entered into a Purchase Agreement, dated as of November 17, 2005, pursuant to which Lipitek has granted OncoVista an option to purchase all membership interests in Lipitek Research LLC to us for a purchase price of $5,000,000, payable in installments. As of November 12, 2007, OncoVista has paid Lipitek International $350,000 with payments. On or before July 28, 2012, OncoVista is required to pay the balance of the purchase price. Prior to the full payment of the purchase price, OncoVista has the option upon 30 day’s written notice, to abandon the purchase of Lipitek Research LLC upon forfeiture of the amounts already paid. In addition, Lipitek International and Weis agreed to use reasonable efforts to ensure that OncoVista has the right of first negotiation with respect to any Lipitek International intellectual property related to anti-cancer, anti-fungal, anti-parasitic and anti-malarial activities (except that derived from South American plants and vegetation) and to intellectual property arising out of any current research or research contract of Lipitek Research LLC.

Pursuant to a Lease Agreement between Lipitek International and OncoVista, OncoVista leases laboratory space for approximately $15,000 per month from Lipitek International under a five-year Lease Agreement. OncoVista believes that the rent is at a substantial discount to customary rates.

Alexander L. Weis, Ph.D., the Registrant’s Chairman of the Board of Directors, Chief Executive Officer, President, and Secretary and OncoVista’s Chairman of the Board of Directors, Chief Executive Officer and President as well as a significant beneficial owner of OncoVista (prior to the Merger) and the Registrant (after the Merger), is the principal owner of Lipitek International. Dr. Weis has agreed not to vote as a director in connection with any matter relating to Lipitek.

Employment Agreements

For a description of employment agreements, please see “Executive Compensation - Employment Agreements”.

Promoters and Control Persons

Alexander L. Weis, Ph.D. was one of the founders of OncoVista. In connection with the organization of OncoVista in September 2004, Mr. Weis was issued 3,000,000 shares of OncoVista Common Stock and his four children were issued a total of 500,000 shares of OncoVista Common Stock. In addition, in consideration for licenses granted shortly after OncoVista’s formation, Mr. Weis was issued 150,000 shares of OncoVista Common Stock and Lipitek International, Inc. was issued 500,000 shares of OncoVista Common Stock.

Also, in connection with the organization of OncoVista, Technology Innovations, LLC was issued 1,400,000 shares of OncoVista Common Stock and Biomed Solutions, LLC was issued 1,425,000 shares of OncoVista Common Stock. In addition, in consideration for licenses granted shortly after OncoVista’s formation, Technology Innovations, LLC was issued a further 650,000 shares of OncoVista Common Stock.

DESCRIPTION OF SECURITIES

General

At the date hereof the Registrant is authorized to issue 147,397,390 shares of Common Stock. Immediately following the closing of the Merger, there were 17,616,475 shares of common stock outstanding and held of record by approximately 109 stockholders and after giving effect to the Merger, 17,616,475 shares of common stock were outstanding and held of record by approximately 212 stockholders.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for the election of directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by our board of directors out of funds legally available for that purpose and, upon the Registrant’s liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully-paid and nonassessable.

Except as otherwise required by Nevada law, and subject to the rights of the holders of preferred stock, if any, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

Warrants, Options and Convertible Notes

As a result of the Merger, there are warrants outstanding exercisable for an aggregate of 2,141,712 shares of common stock exercisable for a weighted average of $1.78 per share, options exercisable for an aggregate of 950,000 shares of common stock at a weighted average of $0.78 per share and an outstanding note for an aggregate principal amount of $100,000 convertible into shares of common stock at $2.50 per share.

Registration Rights

2007 Private Placement

In connection with OncoVista’s private placement that closed on August 15, 2007 (the “2007 Private Placement”), OncoVista (and as a result of the Merger, the Registrant) agreed, at its expense, to prepare a registration statement covering the shares of OncoVista Common Stock and OncoVista Common Stock underlying the warrants sold and issued in connection with the 2007 Private Placement, which as a result of the Merger will cover shares of Registrant Common Stock and Registrant Common Stock underlying such warrants (rather than OncoVista Common Stock).

The Registrant’s obligation includes filing a registration statement with the Commission by October 15, 2007. If the Registrant does not file a registration statement with the Commission prior to November 14, 2007 or cause such registration statement to be declared effective by January 13, 2008, it is obligated to pay liquidated damages of 0.5% of the purchase price for each 30 days of delay up to a maximum of 10% of the purchase price. The Registrant expects to file a registration statement prior to the time liquidated damages would be triggered. There are however many reasons, including those over which we have no control, which could delay the filing or effectiveness of the registration statement, including delays resulting from the Commission’s review process and comments raised by the Commission during that process. Failure to file or cause a registration statement to become effective in a timely manner or maintain its effectiveness could materially adversely affect the Registrant. The description of registration rights is qualified in its entirety by reference to the form of Registration Rights Letter filed herewith as Exhibit 10.23.

Certain Subscribing Shareholders

In addition, OncoVista has granted to certain of its shareholders piggyback registration rights on any registration statement filed by OncoVista with the Commission covering shares for its own account or others (other than Form S-4 or Form S-8 or their equivalents relating to shares to be issued solely in connection with any acquisition of any entity or business or shares Stock issuable in connection with stock option or other employee benefit plans). OncoVista is currently seeking such shareholders to waive their piggyback registration rights with respect to the registration statement that it intends to file in connection with the 2007 Private Placement. OncoVista believes that its shareholders will waive such piggyback registration rights however there are no assurances that all such shareholders will consent. The description of registration rights is qualified in its entirety by reference to the form of Subscription Agreement filed herewith as Exhibit 10.28.

AdnaGen Option

In connection with OncoVista’s option to purchase the remaining shares of AdnaGen, OncoVista’s German subsidiary, the sellers have the option to be paid in shares of Registrant Common Stock, as a result of the Merger, which shares carry piggyback registration rights.

Convertible Note

In connection with a convertible note in the principal amount of $100,000, the holder has the option to convert the note into shares of Registrant Common Stock, as a result of the Merger, at a conversion price of $2.50 per share, which shares carry piggyback registration rights.

Lock Up Agreements

In connection with the 2007 Private Placement directors of OncoVista-Sub at the time of closing of the 2007 Private Placement holding an aggregate of 3,900,000 shares (including shares issuable upon exercise of employee stock options), entered into a lock up agreement under which they will be prohibited from selling or otherwise transferring any of their shares until May 11, 2008 except for certain permitted transfers.
Stock Symbol; Trading of common stock

The Registrant’s common stock is quoted on the OTC Bulletin Board under the symbol “AVUG.OB”.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock of the Registrant is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, PO Box 17136, Salt Lake City, UT 84117, Tel: (801) 272 9294.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Effective as of October 22, 2007, the Registrant effected a 1.4739739-for-1 forward split of the outstanding common stock. The Registrant’s common stock is quoted on the OTC Bulletin Board under the symbol “AVUG.OB”.

Until October 26, 2007, there was no trading of Registrant’s common stock. The quarterly high and low reported sales prices for the Registrant’s common stock as quoted on the OTC Bulletin Board for the periods indicated are as follows:

	High	Low
Year Ended December 31, 2007
Three Months Ended December 31, 2007
(from October 26, 2007 to November 7, 2007)	$ 2.75	$ 2.50

The foregoing quotations were provided by Yahoo finance and the quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The last reported sale price per share of common stock as quoted on the OTCBB was $2.58 on November 7, 2007.

The Registrant has not declared nor paid any cash dividend on its common stock, and the Registrant currently intends to retain future earnings, if any, to finance the expansion of its business, and does not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on its common stock will be made by the board of directors, in their discretion, and will depend on the Registrant’s financial condition, operating results, capital requirements and other factors that the board of directors considers significant.

Equity Compensation Plan Information

The following table sets forth information with respect to OncoVista’s 2004 Stock Option Plan (which was assumed by Registrant as a result of the Merger) as of December 31, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weight-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	--	--	- -

Equity compensation plans not approved by security holders	950,000	$ 0.78	50,000

Total	950,000	$ 0.78	50,000

LEGAL PROCEEDINGS

OncoVista and the Registrant are not currently involved in litigation incidental to the conduct of its business.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The following discussion relates to the Registrant prior to the Merger:

Dismissal of Lesley Thomas Schwarz & Postma

Effective January 6, 2006, the Registrant dismissed Lesley Thomas Schwarz & Postma ("LTSP") which audited the Registrant’s financial statements for the fiscal years ended December 31, 2003 and 2004, and engaged Armando C. Ibarra, CPA (“Ibarra”) to act as its independent auditor. The reports of LTSP for these fiscal years did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles except as described herein. The report of LTSP for these fiscal years was qualified with respect to uncertainty as to its ability to continue as a going concern. During its two most recent fiscal years and the period from the end of the most recently completed fiscal year through January 6, 2006, the date of dismissal, there were no disagreements with LTSP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of LTSP would have caused it to make reference to such disagreements in its reports.

The Registrant’s financial statements for the year ended December 31, 2005, were audited by Ibarra. LTSP was not involved in any way with the audit of the financial statements for the year ended December 31, 2005. The Registrant authorized LTSP to discuss any matter relating to the Registrant and its operations with Ibarra.

The change in the Registrant’s auditors was recommended and approved by its board of directors since the Registrant does not have an audit committee.

During the two most recent fiscal years and subsequent interim period, the Registrant did not consult with Ibarra regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Commission.

Resignation of Armando C. Ibarra

Effective November 16, 2006, the independent auditor for the Registrant, Armando C. Ibarra (“Ibarra”) declined to stand for reappointment and the Registrant engaged Chang G. Park, CPA (“Park”) to act as its independent auditor. The reports of Ibarra for these fiscal years did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles except as described herein. The report of Ibarra for these fiscal years was qualified with respect to uncertainty as to the Registrant's ability to continue as a going concern. During the Registrant's two most recent fiscal years and the period from the end of the most recently completed fiscal year through November 16, 2006, the date of resignation, there were no disagreements with Ibarra on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ibarra would have caused it to make reference to such disagreements in its reports.

The Registrant's financial statements for the period ended September 30, 2006 until February 28, 2007, were reviewed by Park. Ibarra was not involved in any way with the review of the financial statements for the period ended September 30, 2006. The Registrant authorized Park to discuss any matter relating to the Registrant and its operations with Ibarra.

The change in the Registrant's auditors was recommended and approved by the board of directors of the Registrant since the Registrant does not have an audit committee.

During the two most recent fiscal years and subsequent interim period, the Registrant did not consult with Park regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Commission.

Dismissal of Chang G. Park

Effective February 28, 2007, the Registrant dismissed its independent auditor, Park, as Park had been engaged to review its financial statements only for the period ended September 30, 2006. Park had been the Registrant’s independent auditor from November 16, 2006 to February 28, 2007.

On February 28, 2007, the Registrant engaged Stan J.H. Lee, CPA (“Lee”) to act as its independent auditor.

Park provided no reports as to any fiscal year end, due to the short timeframe of its engagement, nor did Park give any adverse opinion, or disclaimer of opinion and had no reportable qualification or modification as to audit scope or accounting principles except as described herein. As of the date of that dismissal, during its two most recent fiscal years and the period from the end of the most recently completed fiscal year through February 28, 2007, the date of Park’s dismissal, there were no disagreements with Park on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Park would have caused it to make reference to such disagreements in its reports.

The Registrant’s financial statements for the year ended December 31, 2006, were audited by Lee. Park was not involved in any way with the audit of the financial statements for the year ended December 31, 2006. The Registrant authorized Lee to discuss any matter relating to the Registrant and its operations with Park.

The change in its auditors was recommended and approved by the board of directors since the Registrant does not have an audit committee.

During the two most recent fiscal years and subsequent interim period, the Registrant did not consult with Lee regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Commission.

RECENT SALES OF UNREGISTERED SECURITIES

Registrant

During the last three years, the Registrant has issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

During the year ended December 31, 2006 and 2005, the Registrant issued no unregistered shares of its common stock.

During the fiscal year ended December 31, 2004, the Registrant issued unregistered shares of its common stock in the following transactions:

During the three month period ended March 2004, outstanding warrants to purchase 30,466 shares of common stock were exercised by the holders.

On March 1, 2004, the Registrant entered into a Securities Purchase Agreement with an accredited investor for the sale of 55,000 shares of common stock for cash consideration of $50,000.

On April 26, 2004, the Registrant entered into a Securities Purchase Agreement with an accredited investor for the sale of 20,000 shares of common stock for cash consideration of $20,000. ended September 30, 2004, the Registrant entered into Securities Purchase Agreements with various accredited investors for the sale of 61,050 shares of common stock for cash consideration of $55,500.

During the three month period ended December 31, 2004, the Registrant entered into Securities Purchase Agreements with various accredited investors for the sale of 28,875 shares of common stock for cash consideration of $26,250 and a stock subscription of $750.

OncoVista

During the last three years, OncoVista has issued unregistered securities, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and OncoVista believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with OncoVista, to information about OncoVista.

On August 23, 2007, OncoVista issued to a consultant warrants to acquire 100,000 shares of OncoVista common stock exercisable through August 31, 2012 exercisable at $2.50 per share.

On August 8, 2007, OncoVista issued to a current stockholder warrants to acquire 250,000 shares of OncoVista common stock exercisable at $2.50 per share in partial consideration for the waiver of anti-dilution rights.

On August 15, 2007, OncoVista completed the closing of a private placement whereby it sold to accredited investors a total of 970,712 units, at $7.00 per unit, each unit consisting of four shares of OncoVista common stock and a warrant to acquire one share of OncoVista common stock. The net proceeds of the private placement were approximately $6,300,000 after payment of placement agent fees of $418,000 and expenses of approximately $75,000. In connection with the private placement, OncoVista issued warrants to its placement agent, Maxim Group, LLC, to acquire 278,857 shares of OncoVista common stock. The warrants and placement agent warrants are exercisable through August 15, 2012 at the exercise price of $2.50 per share, subject to adjustment for stock splits, stock dividends, distributions, reorganizations, reclassifications, consolidations and mergers. The warrants and placement agent warrants may also be exercised on a cashless or net issuance basis if after August 15, 2008 there is no effective registration statement covering the resale of the shares of common stock and shares underlying the warrants.

On July 1, 2007 OncoVista issued five year warrants to acquire an aggregate of 257,143 shares of OncoVista common stock at an exercise price of $0.001 per share to two accredited investors in consideration for advisory services.

In December 2006, OncoVista sold 80,000 shares of OncoVista common stock to an accredited investor for cash consideration of $200,000.

On March 30, 2006, OncoVista issued warrants to acquire 85,000 shares of OncoVista common stock at an exercise price of $2.50 per share in consideration for releasing certain claims.

In March 2006, OncoVista sold 1,127,579 shares of OncoVista common stock to fifteen accredited investors for cash consideration of $2,818,948.

In February 2006, OncoVista sold 136,000 shares of OncoVista common stock to twelve accredited investors for cash consideration of $340,000.

In January 2006, OncoVista sold 100,000 shares of OncoVista common stock and a warrant to acquire 200,000 shares of OncoVista common stock to an accredited investor as consideration for the acquisition by merger of Aengus Pharmaceuticals, Inc.

In January 2006, OncoVista sold 127,000 shares of common stock to sixteen accredited investors for cash consideration of $317,500.

In December 2005, OncoVista sold 561,000 shares of OncoVista common stock to twenty seven accredited investors for cash consideration of $1,402,500. These securities were issued under Section 4(2) of the Securities Act of 1933.

On October 13, 2005, OncoVista sold 20,000 shares of common stock to two accredited investors for cash consideration of $50,000. These securities were issued under Section 4(2) of the Securities Act of 1933.

On September 28, 2005, OncoVista sold 220,000 shares of common stock to three accredited investors for cash consideration of $550,000. These securities were issued under Section 4(2) of the Securities Act of 1933.

On August 23, 2005, OncoVista sold 200,000 shares of common stock for cash consideration of $500,000.

On August 9, 2005, OncoVista sold 2,000 shares of common stock in consideration for services rendered.

On July 25, 2005, OncoVista sold 132,000 shares of common stock to an accredited investor for cash consideration of $330,000.

On January 24, 2005, OncoVista sold 50,000 shares of common stock to an accredited investor for cash consideration of $100,000.

On December 1, 2004, OncoVista sold 300,000 shares of common stock for cash consideration of $600,000.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors, officers, employees and agents to the maximum extent authorized by the Nevada Revised Statutes as the same (or any substitute provision therefore) from time to time may be in effect.

We currently do not have directors and officers liability insurance although we intend to procure directors and officers liability insurance as soon as reasonably practicable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to. our directors, officers, and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

Insofar as indemnification for liabilities under the Securities Act may be permitted to executive officers and directors of the Registrant, it should be noted that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in such Securities Act and is therefore unenforceable.

* * *

The transaction described above is qualified in its entirety by the Merger Agreement and related documents, copies of which have been filed as exhibits to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial Statements of OncoVista, Inc. as of December 31, 2006 and 2005 with independent auditor’s report (including balance sheets, statements of operations, holders’ equity, cash flows for the years then ended and notes to the consolidated and combined financial statements) are filed as Exhibit 99.1 hereto.

Unaudited consolidated Financial Statements of OncoVista, Inc. as of June 30, 2007 and 2006 (including balance sheets, statements of operations, cash flows for the six months then ended and notes related thereto are filed) as Exhibit 99.2 hereto.

(d) Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of October 26, 2007, by and between Aviation Upgrade Technologies, Inc., OncoVista, Inc. and OncoVista Acquisition Corp. incorporated by reference to Exhibit 10.1 of Form 8-K filed on October 29, 2007 with the Commission.

2.2	Copy of Certificate of Merger dated November 13, 2007.

3.1	Certified copy of the Articles of Incorporation of the Registrant.

3.2	Bylaws of the Registrant, incorporated by reference to Exhibit 3.1(II) of Form 10-SB filed on December 7, 1999 with the Commission.

3.3	Certificate of Change of the Registrant, incorporated by reference to Exhibit 3.1 of Form 8-K filed on October 24, 2007 with the Commission.

10.1	Executive Employment Agreement dated as of October 1, 2004, by and between OncoVista, Inc. and Alexander L. Weis, Ph.D.

10.2	Executive Employment Agreement dated as of January 15, 2005, by and between OncoVista, Inc. and Corey Levenson, Ph.D.

10.3	Employment Agreement dated as of August 22, 2005, by and between OncoVista, Inc. and Robert Patterson.

10.4	Employment Agreement dated as of January 1, 2005, by and between OncoVista, Inc. and Tamos Bakos, Ph.D.

10.5	Employment Agreement dated as of July 3, 2006, by and between OncoVista, Inc. and Jeanne Kay Noel.

10.6	Lease Agreement between OncoVista, Inc. and Lipitek International, Inc. dated January 1, 2005.

10.7	Investment and Stock Purchase Agreement dated September 7, 2005 between AdnaGen AG, BioMed Venture GmbH, individual stockholders of AdnaGen AG and OncoVista, Inc.†

10.8	Stock Purchase Option Agreement dated as of September 7, 2005 AdnaGen AG, BioMed Venture GmbH, individual stockholders of AdnaGen AG and OncoVista, Inc.†

10.9	Agreement and Plan of Merger between Aengus Pharmaceuticals, Inc., OncoVista-Aengus, Inc. and OncoVista, Inc. dated as of November 7, 2005.*

10.10	License Agreement dated as of December 30, 2004 between AdnaGen AG and Gen-Probe Inc.†

10.11	Amendment to License Agreement between AdnaGen AG and Gen-Probe, Inc. effective June 30, 2006.†

10.12	License Agreement between Boston Medical Center Corporation and Aengus Pharmaceuticals, Inc.†

10.13	Assumption of Obligations of License Agreement and Consent to Transfer License Agreement between Boston Medical Center Corporation and OncoVista-Aengus, Inc.*

10.14	License Agreement dated November 21, 2003 between Oxigene, Inc. and Aengus Pharmaceuticals, Inc.†

10.15	Consent and Agreement to Assign License Agreement between Oxigene Inc. and OncoVista Aengus Pharmacueticals, Inc. dated December ___, 2005.*

10.16	License Agreement effective as of October 13, 2004 between Lipitek International, Inc. and OncoVista, Inc.†

10.17	Patent License effective May 1, 2005 between Technology Innovations, LLC and OncoVista, Inc.†

10.18	License Agreement effective as of October 13, 2004 between Technology Innovations, LLC and OncoVista, Inc.†

10.19	License Agreement between AdnaGen AG and Innogenetics N.V.†

10.20	Distribution Agreement dated January 29, 2007 between Innogenetics and AdnaGen AG.†

10.21	Purchase Agreement dated as of November 17, 2005 between Lipitek International, Inc. and OncoVista, Inc.*

10.22	Securities Purchase Agreement, dated as of August 16, 2007, incorporated by reference as Exhibit 10.1 to the Current Report on Form 8-K filed August 22, 2007 with the Commission.*

10.23	Form of Subscription Agreement between OncoVista, Inc. and purchasers of units in the OncoVista private placement that closed on August 15, 2007.*

10.24	Form of Registration Rights Letter between OncoVista, Inc. and purchasers of units in the OncoVista private placement that closed on August 15, 2007.*

10.25	Form of Warrant issued to purchasers of units in the OncoVista private placement that closed in August 15, 2007.*

10.26	Form of Lock-Up Agreement.*

10.27	Letter Agreement dated July 11, 2007 between OncoVista, Inc. and Maxim Group, LLC.*

10.28	Warrant dated August 15, 2007 issued to Maxim Group, LLC.*

10.29	Form of Subscription Agreement.*

10.30	2004 Stock Option Plan.*

10.31	2007 Stock Option Plan.*

10.32	2007 Stock Option Plan for Independent and Non-Employee Directors.*

21.1	List of Subsidiaries of the Registrant.

99.1
Audited Financial Statements of OncoVista, Inc. as of December 31, 2006 and 2005 (including balance sheets, statements of operations, stockholders’ equity, cash flows for the years then ended and notes related thereto).

99.2
Unaudited consolidated Financial Statements of OncoVista, Inc. as of June 30, 2007 and 2006 (including balance sheets, statements of operations, cash flows for the six months then ended and notes related thereto).

*	To be filed by amendment.

†	The Registrant will file the referenced exhibit by amendment to this Current Report on Form 8-K and intends to seek confidential treatment with respect to portions of the referenced exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2007

AVIATION UPGRADE TECHNOLOGIES, INC.

By:	/s/ Alexander L. Weis, Ph.D.
Alexander L. Weis Chairman of the Board of Directors, Chief Executive Officer, and President